                                                                     EXHIBIT 2.1

MALLESONS STEPHEN JAQUES

                  Subscription and Shareholders
                  Agreement for ABN Australasia
                  Holdings Pty Limited

                  Dated 6 April 2004

                  ABN Australasia Holdings Pty Limited ("Company")

                  LM SPV Pty Limited ("SPV")

                  ABN Australasia Limited ("Limited")

                  American Banknote Australasia Holdings Inc ("ABN")

                  David Head ("David Head")

                  MALLESONS STEPHEN JAQUES
                  Level 60
                  Governor Phillip Tower
                  1 Farrer Place
                  Sydney NSW 2000
                  Australia
                  T +61 2 9296 2000
                  F +61 2 9296 3999
                  DX 113 Sydney
                  www.mallesons.com
                  ASM:RA:REC

SUBSCRIPTION AND SHAREHOLDERS AGREEMENT FOR ABN AUSTRALASIA HOLDINGS PTY LIMITED CONTENTS

1        PART 1 COMPLETION                                                     5

1.1      Time and place of Part 1 Completion                                   5
1.2      Obligations of SPV at Part 1 Completion                               5
1.3      Obligations of David Head at Part 1 Completion                        5
1.4      Obligations of Limited at Part 1 Completion                           6
1.5      Obligations of ABN at Part 1 Completion                               6
1.6      Company's obligations at Part 1 Completion                            7

2        PART 2 COMPLETION                                                     7

2.1      Time and place of Part 2 Completion                                   7
2.2      Obligations of SPV at Part 2 Completion                               8
2.3      Obligations of ABN at Part 2 Completion                               8
2.4      Obligations of ABN and SPV at Part 2 Completion                       8
2.5      Obligations of Limited on Part 2 Completion                           8
2.6      Obligations of the Company on Part 2 Completion                       9

3        PART 3 COMPLETION                                                     9

3.1      Time and place of Part 3 Completion                                   9
3.2      Obligations of the Company at Part 3 Completion                       9
3.3      Obligations of ABN at Part 3 Completion                               9
3.4      Obligations of Limited at Part 3 Completion                           9

3A       PART 4 COMPLETION                                                     9

3A.1     Time and place of Part 4 Completion                                   9
3A.2     Obligations of the Company at Part 4 Completion                      10
3A.3     Obligations of David Head at Part 4 Completion                       10
3A.4     Obligations of SPV at Part 4 Completion                              10

4        INTERDEPENDENCY, TIMING OF COMPLETION, RELEASE AND INDEMNITY         10

4.1      Interdependency                                                      10
4.2      Timing                                                               10
4.3      Release                                                              10
4.4      Fraud or dishonesty                                                  11
4.5      Subsidiaries and LM Gemplus                                          11
4.6      David Head tax costs indemnity                                       12
4.7      SPV's costs                                                          12
4.8      Waiver                                                               13

5        RELATIONSHIP OF LIMITED AND ABN                                      13

5.1      Winding up of ABN Australasia Limited                                13
5.2      ABN undertaking to wind up Limited                                   13
5.3      Limited warranty re assets and liabilities                           13
5.4      ABN undertaking to transfer any Limited assets                       14
5.5      Promissory note                                                      14
5.6      Ownership of shares                                                  14

6        GUARANTEE                                                            14

6.1      Guarantee                                                            14
6.2      Indemnity                                                            15
6.3      Extent of guarantee and indemnity                                    15
6.4      Rights of each other party are protected                             15

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                              Holdings Pty Limited
                              6 April 2004

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
6.5      ABN's rights are suspended                                           16
6.6      Reinstatement of rights                                              16
6.7      Costs                                                                16
6.8      Consideration                                                        16

7        STAGES I, II AND III                                                 17

7.1      Stages of repayment and redemption                                   17
7.2      Stage I                                                              17
7.3      Stage II                                                             17
7.4      Stage III                                                            18
7.5      Implementation of Stage II                                           18
7.6      Implementation of Stage III                                          19
7.7      Return of value to holders of Preference Shares                      19
7.8      Election of holders of Class B Preference Shares                     20

8        SHAREHOLDER RIGHTS                                                   20

8.1      Classes of Shares                                                    20
8.2      Shareholders not to exercise Board powers                            20

9        BOARD CONTROL                                                        20

9.1      Role of the Board                                                    20
9.2      Matters to be determined by the Board                                21
9.3      Voting by the Board                                                  21
9.4      Maximum number of Directors                                          22
9.5      Composition of the Board                                             22
9.6      Initial Directors                                                    22
9.7      Nominee Directors                                                    22
9.8      Chairman                                                             23
9.9      No casting vote                                                      23
9.10     Duties of Directors                                                  24
9.11     Directors and officers' insurance                                    24
9.12     Directors indemnity and insurance                                    24
9.13     Directors' fees                                                      24
9.14     Expenses of Directors                                                24
9.15     Conflicts                                                            25
9.16     Subsidiaries                                                         25

10       CONSENTS FROM SHAREHOLDERS                                           25

10.1     Sale within first year                                               25
10.2     Transaction with related party                                       26
10.3     Change to indebtedness in absence of breach                          26
10.4     Change to indebtedness during breach                                 27
10.5     Acquisition of business                                              27
10.6     Issue of Securities in Subsidiaries                                  27

11       CHAIRMAN, MANAGING DIRECTOR AND CHIEF FINANCIAL OFFICER              28

11.1     Day-to-day management                                                28
11.2     Appointment of Chairman and Managing Director                        28
11.3     Appointment of Chief Financial Officer                               28
11.4     Employment Agreement                                                 28
11.5     Salary                                                               28

12       MEETINGS AND RESOLUTIONS                                             28

12.1     Shareholder resolutions and Deadlock                                 28

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                              Holdings Pty Limited
                              6 April 2004

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
12.2     Frequency of Directors meetings                                      29
12.3     Timing of Directors meetings                                         29
12.4     Directors meeting quorum                                             29
12.5     Adjournment of Directors meeting if no quorum                        29
12.6     Quorum at adjourned Directors meeting                                29
12.7     Directors resolutions and Deadlock                                   30
12.8     Circulating resolutions of Directors                                 30
12.9     Notice of Directors meetings                                         30
12.10    Business at meeting                                                  30

13       DEADLOCK                                                             30

13.1     Reference to senior executives                                       30
13.2     Resolution by Deadlock Representatives and mediation                 31

14       AGREEMENTS BETWEEN THE COMPANY AND ITS SHAREHOLDERS                  31

14.1     No existing agreements                                               31
14.2     Future agreements                                                    31

15       BUDGET, BUSINESS PLAN AND ACCOUNTS                                   31

15.1     Drafts to be prepared                                                31
15.2     Board to consider drafts                                             31
15.3     Approval of Budget                                                   31
15.4     Audit                                                                32

16       REPORTING OBLIGATIONS                                                32

16.1     Access                                                               32
16.2     Information to Shareholders                                          32
16.3     Information from the Company                                         33
16.4     Information for ABN and SPV                                          34
16.5     Remedies of a Shareholder                                            34
16.6     Conduct of audit                                                     35
16.7     Other rights                                                         35
16.8     Costs of US audit                                                    35

17       GENERAL RIGHTS AND OBLIGATIONS OF SHAREHOLDERS                       35

17.1     Funding                                                              35
17.2     Distribution policy                                                  36
17.3     Refinancing                                                          36

18       FURTHER ISSUE OF SHARES                                              36

18.1     General prohibition                                                  36

19       DEALING WITH SHARES                                                  37

19.1     Transfers of Shares                                                  37
19.2     Permitted family transfer by David Head                              37
19.3     Permitted transfers to a Related Body Corporate or Family
         Company                                                              38
19.4     No registration with Accession Agreement                             38
19.5     General restriction on Encumbrances over Shares                      38
19.6     Condition for granting Encumbrance                                   39
19.7     Release of Encumbrance and Power of Attorney                         39

20       PERMITTED SALE OF SHARES                                             39

20.1     Permitted Sale after first year                                      39

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                              Holdings Pty Limited
                              6 April 2004

20.2     Sale Notice                                                          40
20.3     Effect of Sale Notice                                                41
20.4     Power of attorney to implement Sale Notice                           41
20.5     Transfer of Deferred Shares on a Sale of Ordinary Shares             41
20.6     Elimination of remaining Deferred Shares from 1 July 2007            41
20.7     Power of attorney for Deferred Shares                                41

21       CONFIDENTIAL INFORMATION                                             42

21.1     Disclosure of Confidential Information                               42
21.2     Disclosure by recipient of Confidential Information                  42
21.3     Use of Confidential Information                                      42
21.4     Excluded Information                                                 42
21.5     Announcements or releases                                            43
21.6     Return of Confidential Information                                   43

22       PROTECTION OF GOODWILL                                               43

22.1     Restraint on ABN and David Head                                      43
22.2     Restraint on the Company                                             44
22.3     Deletion of restrictions                                             45
22.4     Severance                                                            45
22.5     Shares in a public company                                           45
22.6     Acknowledgment                                                       45

23       ACKNOWLEDGEMENTS AND WARRANTIES                                      46

23.1     Warranty of power and authority                                      46
23.2     David Head options                                                   46

24       DISPUTE RESOLUTION                                                   46

24.1     Reasonable endeavours to settle                                      46
24.2     No court proceedings                                                 46
24.3     Dispute Notice                                                       47
24.4     Reply                                                                47
24.5     Negotiation                                                          47
24.6     Mediation                                                            47
24.7     Appointment of mediator                                              47
24.8     Exchange of information                                              48
24.9     Failure of mediation                                                 48

25       TERM                                                                 48

25.1     Commencement                                                         48
25.2     Transfer of Shares                                                   48
25.3     Certain provisions continue                                          48

26       APPLICATION OF FREE CASH FLOW                                        49

26.1     Use of Free Cash Flow                                                49
26.2     Free Cash Flow                                                       49

27       APPLICATION OF PROCEEDS OF SALE                                      49

27.1     Application of clause to all sales                                   49
27.2     Early Exit Event                                                     50
27.3     Terms for Non-cash Proceeds                                          51
27.4     Valuation of Non-cash Proceeds                                       51
27.5     Independent Valuer                                                   51
27.6     SPV election to pay cash                                             52

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                              Holdings Pty Limited
                              6 April 2004

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
27.7     Future dealing with Non-cash Proceeds                                52
27.8     Terms of Relevant Sale                                               53

27A      TRADE SALE                                                           54

27A.2    Further steps                                                        54

27B      SALE OF SHARES                                                       54

27B.1    Application to Sale of Shares                                        54
27B.2    Structure of Sale of Shares                                          54
27B.3    Instructions to apply proceeds                                       56

28       NOTICES                                                              56

28.1     Form                                                                 56
28.2     Delivery                                                             56
28.3     When effective                                                       57
28.4     Receipt - post                                                       57
28.5     Receipt - fax                                                        57

29       GENERAL                                                              57

29.1     Discretion in exercising rights                                      57
29.2     Partial exercising of rights                                         57
29.3     No liability for loss                                                57
29.4     Approvals and consents                                               57
29.5     Remedies cumulative                                                  57
29.6     Variation and waiver                                                 57
29.7     No merger                                                            57
29.8     Indemnities                                                          58
29.9     Further steps                                                        58
29.10    Time of the essence                                                  58
29.11    Construction                                                         58
29.12    Costs                                                                58
29.13    Stamp duty                                                           59
29.14    Supervening legislation                                              59
29.15    Entire agreement                                                     59
29.16    Counterparts                                                         59
29.17    Inconsistency                                                        59
29.18    No partnership or agency                                             59

30       GOVERNING LAW                                                        59

30.1     Governing law                                                        59
30.2     Jurisdiction                                                         60

31       INTERPRETATION                                                       60

31.1     Definitions                                                          60
31.2     General interpretation                                               71
31.3     Headings                                                             72

SCHEDULE 1 - APPLICATION FOR SHARES (CLAUSE 1.2)                              74

SCHEDULE 2 - MATTERS REQUIRING DIRECTORS RESOLUTION (CLAUSE 9.2)              76

SCHEDULE 3 - AGREEMENTS BETWEEN THE COMPANY OR SUBSIDIARIES
AND SHAREHOLDERS (CLAUSE 14.1)                                                79

SCHEDULE 4 - ACCESSION AGREEMENT (CLAUSE 19.3)                                80

SCHEDULE 5 - CONSTITUTION (CLAUSE 1.4)                                        84

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                              Holdings Pty Limited
                              6 April 2004

SCHEDULE 6 - MD DELEGATION RESOLUTION (CLAUSE 1.4)                            85

SCHEDULE 7 - LIMITED CONSTITUTION (CLAUSE 2.4)                                89

SCHEDULE 8 - CASH FLOW STATEMENT                                              90

SCHEDULE 9 - OPERATING FORECAST                                               91

SCHEDULE 10 - FORECAST CASH FLOW STATEMENT                                    92

SCHEDULE 11 - STRUCTURE CHART                                                  1

ANNEXURE A - INITIAL BUDGET AND BUSINESS PLAN (CLAUSE 15)                      4

ANNEXURE B - SERVICE AGREEMENT FOR DAVID HEAD (CLAUSE 11.4)                    5

ANNEXURE C - EBITDA PROJECTION RE MATERIAL ADVERSE PERFORMANCE
(CLAUSE 10.1)                                                                  7

ANNEXURE D - LETTER OF TERMINATION (CLAUSE 1)                                  8

LETTER AGREEMENT                                                               8

1        TERMINATION                                                           9

2        RELEASE                                                               9

3        COUNTERPARTS                                                          9

ANNEXURE E - ASSIGNMENT DEED                                                  11

ANNEXURE F - SUPPLEMENTAL AGREEMENT (CLAUSE 1)                                12

ANNEXURE G - DAVID HEAD SIDE LETTER (CLAUSE 1)                                13

ANNEXURE H - NZ LETTER (CLAUSE 3A)                                            14

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                              Holdings Pty Limited
                              6 April 2004

SUBSCRIPTION AND SHAREHOLDERS AGREEMENT FOR ABN AUSTRALASIA HOLDINGS PTY LIMITED Details

INTERPRETATION - definitions are at the end of the General terms

PARTIES          COMPANY, SPV, LIMITED, ABN and DAVID HEAD
-------          --------------------------------------------------------
COMPANY          Name              ABN AUSTRALASIA HOLDINGS PTY LIMITED

                 ABN               11 072 977 229

                 Incorporated in   Commonwealth of Australia

                 Address           1144 Nepean Highway, Highett, VIC 3190,
                                   Australia

                 Fax               03 9555 8135

                 Attention         Managing Director

SPV              Name              LM SPV PTY LIMITED

                 ABN/ACN/ARBN      108 316 598

                 Incorporated in   Commonwealth of Australia

                 Address           59 Abbott Street, Sandringham, VIC 3191,
                                   Australia

                 Fax               03 9533 4349

                 Attention         Peter Brannighan

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6968475 17                    Agreement for ABN Australasia
                              Holdings Pty Limited
                              6 April 2004

LIMITED          Name              ABN AUSTRALASIA LIMITED

                 ABN               42 072 664 692

                 Incorporated in   Commonwealth of Australia

                 Address           1144 Nepean Highway, Highett, VIC 3190

                 Fax               +1 201 568 4577

                 Attention         Steven Singer

ABN              Name              AMERICAN BANKNOTE AUSTRALASIA HOLDINGS
                                   INC

                 Incorporated in   United States of America

                 Address           560 Sylvan Avenue, Englewood Cliffs,
                                   NJ07632, United States of America

                 Fax               +1 201 568 4577

                 Attention         Steven Singer

DAVID HEAD       Name              DAVID HEAD

                 Address           1144 Nepean Highway, Highett, VIC 3190

                 Fax               03 9842 9033

RECITALS          A        The Company, SPV, Limited, ABN and David Head have
                           agreed to undertake a debt restructuring and recapitalisation of the Company and its Related
                           Bodies Corporate

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                              Holdings Pty Limited
                              66 April 2004

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                  B        After Completion on the Completion Date, the issued
                           share capital of the Company will be 870 Ordinary Shares, 870 Deferred Shares and 25,275,000 Preference Shares held as follows:

                           -        870 (100%) Ordinary Shares held by the SPV;

                           - 696 (80%) Deferred Shares held by Limited and 174 (20%) Deferred Shares held by David Head;

                           - 22,000,000 Class A Preference Shares (face value $22,000,000) (87% of Preference Shares) held by the SPV

                           - 2,775,000 Class B Preference Shares (face value $2,775,000) (11% of Preference Shares) held by Limited; and

                           - 500,000 Class B Preference Shares (face value $500,000) (2% of Preference Shares) held by David Head.

                  C As at the Completion Date, the business of the Company is the manufacture and/or supply of transaction and identification products, services and logistics.

                  D The business objectives of the Shareholders in relation to the Company and its Related Bodies Corporate are to:

                           (a) carry on the business of the Company and its Related Bodies Corporate;

                           (b) operate and improve the business of the Company and its Related Bodies Corporate in accordance with the Business Plan;

                           (c)      maximise the value of the Company;

                           (d)      repay or refinance the Senior Secured Debt;
                                    and

                           (e)      return value to the holders of the
                                    Preference Shares as set out in Recital E.

                           The Shareholders intend that in entering into any material commitments or agreements, or in applying its resources, the Company will observe the spirit of the objectives in (d) and (e) above so as to reduce the leverage of the Company and reduce the number of Preference Shares remaining on issue.

                  E        It is the intention of the Shareholders to:

                           (a) take all reasonable steps in their capacity as

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6968475 17                    Agreement for ABN Australasia
                              Holdings Pty Limited
                              66 April 2004

                                    Shareholders as are necessary to assist the Company and the Board to:

                                    (i)      approve and implement a Stage III
                                             Refinancing or a Stage II
                                             Refinancing which the Board has
                                             recommended; and

                                    (ii)     return value equal to the issue
                                             price for the Preference Shares to
                                             the holders of the Preference
                                             Shares, by approving and
                                             implementing on the terms of this
                                             agreement any one or combination of
                                             the following:

                                             (A)      redemption of the
                                                      Preference Shares for
                                                      their full issue price;

                                             (B)      buy back of the Preference
                                                      Shares for their full
                                                      issue price; and

                                             (C)      other purchase of the
                                                      Preference Shares for
                                                      their full issue price;
                                                      and

                           (b) exercise the rights attaching to their Shares so as to give effect to, and not oppose or object to, proposals recommended by the Board for the purpose of giving effect to the terms of this agreement and the intentions of the parties as set out in these Recitals C to E to this agreement provided that such proposals are consistent with the intentions of the parties recited here and treat the economic rights of each Shareholder equally to those of other Shareholders of the same class of Shares.

                  F The purpose of this agreement is for the parties to record their agreement for the control and management of the Company.

GOVERNING LAW     Victoria

DATE OF           See signing page
AGREEMENT

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6968475 17                    Agreement for ABN Australasia
                              Holdings Pty Limited
                              66 April 2004

SUBSCRIPTION AND SHAREHOLDERS AGREEMENT FOR ABN AUSTRALASIA HOLDINGS PTY LIMITED General terms

1        PART 1 COMPLETION

1.1      TIME AND PLACE OF PART 1 COMPLETION

         Part 1 Completion will take place at 11:00 am on the Completion Date at the offices of Mallesons Stephen Jaques, Solicitors, Governor Phillip Tower, 1 Farrer Place, Sydney, or any other time and place agreed by the Company and SPV.

1.2      OBLIGATIONS OF SPV AT PART 1 COMPLETION

         At Part 1 Completion, SPV agrees to:

         (a) deliver to the Company an application for the SPV Subscription Shares which shares are to be issued in consideration of the assignment by the Lenders to the Company of all right, title and interest of the Lenders to be paid or repaid $64,074,166.61 outstanding under the Previous Cash Advance Facility to the Company, duly completed and executed by SPV, in the form set out in schedule 1 to this agreement and subscribe for those shares;

         (b) deliver to the Company the Deed of Assignment, Amendment and Novation duly executed by the Lenders and by the Agent as agent and security trustee and the Release duly executed by the Agent as security trustee, in consideration of acceptance by the Company of the novation of $23,441,780,82 of the Senior Secured Debt to the Company;

         (c) deliver to the Shareholders the Supplemental Agreement duly executed by the Lenders, the members of SPV and SPV; and

         (d) appoint at least one Director to the board of each of the Company and Leigh Mardon pursuant to clause 9.7 and deliver to the Company a consent to act for each Director so appointed.

1.3      OBLIGATIONS OF DAVID HEAD AT PART 1 COMPLETION

         At Part 1 Completion, David Head agrees to:

         (a)      exercise the David Head Share Options;

         (b) deliver to the Company his Service Agreement duly executed by him;

         (c) deliver to the Shareholders the Supplemental Agreement duly executed by him; and

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6968475 17                    Agreement for ABN Australasia
                              Holdings Pty Limited
                              66 April 2004

         (d) deliver the Parent Option and Support Termination Agreement duly executed by him.

1.4      OBLIGATIONS OF LIMITED AT PART 1 COMPLETION

         At Part 1 Completion, Limited agrees to:

         (a) pass special resolutions of the Company to adopt the Constitution and to change the name of the Company to Leigh-Mardon Group Pty Ltd;

         (b) pass the necessary resolutions to convert all of the ordinary shares in the capital of the Company held by Limited into the Limited Conversion Shares and surrender any share certificates relating to those ordinary shares to the Company;

         (c) deliver to the Company the Deed of Assignment, Amendment and Novation and the Release, duly executed by Limited;

         (d) deliver to the Shareholders the Supplemental Agreement duly executed by Limited;

         (e) appoint Steven Singer to the board of the Company pursuant to clause 9.7;

         (f) procure that a Board meeting of the Company (and, as necessary, of each of its Subsidiaries) is held at which:

                  (i) the registration of the issue of the SPV Subscription Shares, the David Head Subscription Shares and the conversion of the ordinary shares held by Limited is approved and the register of members amended and share certificates issued accordingly;

                  (ii) Sidney Levy and Steven Van Dyke resign as directors of the Company, Leigh Mardon and Leigh Mardon Payment Systems Pty Limited (if not already);

                  (iii) a resolution is passed specifying the scope of delegation of authority by the Company to the Managing Director, as set out in schedule 6,

                  (iv) a resolution is passed by the newly constituted board of the Company adopting the initial Budget and Business Plan attached as annexure A; and

         (g) deliver the Parent Option and Support Termination Agreement duly executed by Limited.

1.5      OBLIGATIONS OF ABN AT PART 1 COMPLETION

         At Part 1 Completion, ABN agrees to

         (a) deliver to the Shareholders the Supplemental Agreement duly executed by ABN; and

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                              Holdings Pty Limited
                              66 April 2004

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         (b)      procure the delivery of the Parent Option and Support
                  Termination Agreement duly executed by American Banknote Corporation.

1.6      COMPANY'S OBLIGATIONS AT PART 1 COMPLETION

         At Part 1 Completion, the Company agrees to:

         (a) issue to SPV the SPV Subscription Shares and issue to David Head the David Head Subscription Shares; and

         (b) register SPV as the holder of the SPV Subscription Shares, David Head as the holder of the David Head Subscription Shares and Limited as the holder of the Limited Conversion Shares;

         (c) procure the change of name of Leigh Mardon to Leigh-Mardon Australasia Pty Ltd and of American Banknote New Zealand Limited to LM New Zealand Limited;

         (d) deliver to the SPV the Deed of Assignment, Amendment and Novation duly executed by the Company, Limited, Leigh Mardon, Leigh-Mardon Payment Systems Pty Limited; Leigh Mardon (Taiwan) Limited, American Banknote Pacific Pty Ltd and American Banknote New Zealand Limited and the Release duly executed by Limited, the Company, American Banknote Pacific Pty Limited, Leigh Mardon and American Banknote New Zealand Limited;

         (e) deliver to the Shareholders the Supplemental Agreement duly executed by the Company;

         (f) deliver to David Head his Service Agreement duly executed by Leigh Mardon;

         (g) procure the delivery of the Parent Option and Support Termination Agreement duly executed by Leigh Mardon; and

         (h) deliver to David Head the David Head Side Letter duly executed by the Company,

         For the avoidance of doubt, the parties acknowledge that the 2,775,000 Class B Preference Shares held by Limited immediately prior to Completion remain on issue following Completion, and Limited acknowledges and confirms that its Class B Preference Shares have the rights as set out for redeemable preference shares in schedule 1 of the Constitution.

2        PART 2 COMPLETION

2.1      TIME AND PLACE OF PART 2 COMPLETION

         Subject to Part 1 Completion having taken place, Part 2 Completion will take place at 11:05 am on the Completion Date at the offices of Mallesons Stephen Jaques, Solicitors, Governor Phillip Tower, 1 Farrer Place, Sydney, or any other time and place agreed by the Company and the SPV.

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2.2      OBLIGATIONS OF SPV AT PART 2 COMPLETION

         At Part 2 Completion, SPV agrees to:

         (a) procure the delivery to ABN of an executed transfer of the shares in Limited held by the Agent as security trustee;

         (b) deliver to ABN the share certificates (if any) in respect of those shares; and

         (c) deliver to ABN a letter of termination of the existing shareholders agreement between American Banknote Australasia Holdings Inc, the Agent and Limited dated 26 June 2001, in the form attached as Annexure D, duly executed by the Agent.

2.3      OBLIGATIONS OF ABN AT PART 2 COMPLETION

         At Part 2 Completion, ABN agrees to:

         (a) pay SPV on behalf of the Agent the sum of $1 in consideration of the transfer of the shares in Limited held by the Agent as security trustee to ABN; and

         (b) deliver to the Shareholders a letter of termination of the existing shareholders agreement between American Banknote Australasia Holdings Inc, the Agent and Limited dated 26 June 2001, in the form attached as Annexure D, duly executed by ABN.

2.4      OBLIGATIONS OF ABN AND SPV AT PART 2 COMPLETION

         At Part 2 Completion, ABN and SPV agree to (or in the case of SPV to procure that the Agent does):

         (a)      procure that a Board meeting of Limited is held at which:

                  (i) the registration of the transfer of the shares in Limited from the Agent to ABN is approved;

                  (ii) David Head and Garry Ringwood resign as directors of Limited;

         (b)      procure the change of name of Limited to 072 664 692 Limited;

         (c) in their capacity as shareholders in Limited, pass a special resolution of Limited to adopt the New Limited Constitution.

2.5      OBLIGATIONS OF LIMITED ON PART 2 COMPLETION

         At Part 2 Completion, Limited agrees to:

         (a)      register the transfer of shares in Limited from SPV to ABN;

         (b) procure the change of name of American Banknote Pacific Pty Limited to 072 977 265 Pty Limited;

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         (c)      procure that a Board meeting of American Banknote Pacific Pty
                  Limited is held at which David Head and Garry Ringwood resign as directors of American Banknote Pacific Pty Limited; and

         (d) deliver to the Shareholders a letter of termination of the existing shareholders agreement between American Banknote Australasia Holdings Inc, the Agent and Limited dated 26 June 2001, in the form attached as Annexure D, duly executed by Limited.

2.6      OBLIGATIONS OF THE COMPANY ON PART 2 COMPLETION

         At Part 2 Completion, the Company agrees to deliver to Limited a letter of termination of the existing agreement dated 31 December 2003 by Leigh Mardon to lend to Limited such amounts as Limited may require to pay interest due and payable on the Senior Secured Debt.

3        PART 3 COMPLETION

3.1      TIME AND PLACE OF PART 3 COMPLETION

         Subject to Part 1 Completion and Part 2 Completion having taken place,
         Part 3 Completion will take place at 11:10 am on the Completion Date at the offices of Mallesons Stephen Jaques, Solicitors, Governor Phillip Tower, 1 Farrer Place, Sydney, or any other time and place agreed by the Company and the SPV.

3.2      OBLIGATIONS OF THE COMPANY AT PART 3 COMPLETION

         At Part 3 Completion, the Company agrees to deliver to ABN an executed copy of the Assignment Deed.

3.3      OBLIGATIONS OF ABN AT PART 3 COMPLETION

         At Part 3 Completion, ABN agrees to deliver to the Company an executed copy of the Assignment Deed.

3.4      OBLIGATIONS OF LIMITED AT PART 3 COMPLETION

         At Part 3 Completion, Limited agrees to deliver to the Company an executed copy of the Assignment Deed.

3A       PART 4 COMPLETION

3A.1     TIME AND PLACE OF PART 4 COMPLETION

         Subject to Part 1 Completion, Part 2 Completion and Part 3 Completion having taken place, Part 4 Completion will take place at 11.15 am on the Completion Date the offices of Mallesons Stephen Jaques, Solicitors, Governor Phillip Tower, 1 Farrer Place, Sydney, or any other time and place agreed by the Company and SPV.

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3A.2     OBLIGATIONS OF THE COMPANY AT PART 4 COMPLETION

         At Part 4 Completion, the Company agrees to:

         (a) procure that Leigh Mardon lends the sum of $1.5 million (being a portion of the proceeds of sale of the business of American Banknote New Zealand Limited) to the Company; and

         (b) pay the sum borrowed under clause 3A.2(a) to the Agent in order to reduce the amounts owing under the Senior Secured Debt.

3A.3     OBLIGATIONS OF DAVID HEAD AT PART 4 COMPLETION

         At Part 4 Completion, David Head agrees to deliver the NZ Letter duly executed by him.

3A.4     OBLIGATIONS OF SPV AT PART 4 COMPLETION

         At Part 4 Completion, SPV agrees to procure the delivery of the NZ Letter duly executed on behalf of the Agent.

4        INTERDEPENDENCY, TIMING OF COMPLETION, RELEASE AND INDEMNITY

4.1      INTERDEPENDENCY

         All of the Completion obligations of the parties under this agreement are interdependent and each Completion event, and each document referred to in or contemplated by clauses 1,2,3 and 3A, is conditional upon all of the Completion obligations of all of the parties having been performed.

4.2      TIMING

         (a) All actions required to be performed under Part 1 Completion will be taken to have occurred simultaneously on the Completion Date;

         (b) all actions required to be performed under Part 2 Completion will be taken to have occurred simultaneously on the Completion Date;

         (c) all actions required to be performed under Part 3 Completion will be taken to have occurred simultaneously on the Completion Date; and

         (d) all actions required to be performed under Part 4 Completion will be taken to have occurred simultaneously on the Completion Date.

4.3      RELEASE

         (a) Subject to clause 4.4 upon Completion each party ("RELEASING PARTY") shall release the other parties and each Subsidiary and LM Gemplus ("RELEASED PARTIES") from all liability arising from or in any way relating to the obligations of the Released Parties to the Releasing Party under the Previous Relationship Documents, and

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                  each Releasing Party agrees (subject to clause 4.4) not to make a Claim against any Released Party in respect of such obligations.

         (b)      Except in respect of:

                  (i)      audit fees payable pursuant to clause 16.8; and

                  (ii) unreimbursed expenses relating to the payment of premiums for directors and officers insurance,

                  ABN also releases the Company, its Subsidiaries and LM Gemplus on Completion from all liabilities (if any) they may owe to it by way of intra-group loan or any other obligations or other arrangements, and agrees not to make a claim against them in respect of any such matters.

         (c) The Company, its Subsidiaries and LM Gemplus also release ABN on Completion from all liabilities (if any) it may owe to them by way of intra-group loan or any other obligations or other arrangements and agree not to make a claim against it in respect of any such matters.

4.4      FRAUD OR DISHONESTY

         The release and agreement in clause 4.3 shall not apply in relation to any liability where, and to the extent that, the liability arises from or in any way relates to fraud or dishonesty in relation to the Released Party's obligations under the Previous Relationship Documents which:

         (a) where the Company, a Subsidiary or LM Gemplus is the Released Party, Steven Singer or David Head has committed or is actually aware of;

         (b) where David Head is the Released Party, he has committed or is actually aware of;

         (c) where ABN is the Released Party, Steven Singer has committed or is actually aware of; and

         (d) where Limited is the Released Party, Steven Singer has committed or is actually aware of.

         For the avoidance of doubt, no provision of this agreement imposes any liability on Steven Singer, and no provision of this clause 4.4 imposes any liability on David Head that he would not otherwise have as a party to this agreement.

4.5      SUBSIDIARIES AND LM GEMPLUS

         The Company shall hold the benefit of clause 4.3 on trust for the Subsidiaries and LM Gemplus.

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4.6      DAVID HEAD TAX COSTS INDEMNITY

         (a) In consideration of David Head entering into certain transactions affecting his holding of options and shares in the Company and Limited, at the request of the Company and to the benefit of the Company, the Company agrees that if the Australian Taxation Office issues an amended assessment of income tax to David Head in relation to his shares in the Company or the options to acquire shares in the Company as a result of his variation of the terms of his options in December 2003 or return of value to David Head in respect of those options or shares, other than in respect of capital gains tax upon the disposal or deemed disposal of those options or shares ("RELEVANT CLAIM"), the Company will indemnify and hold David Head harmless from and against all third party costs incurred in relation to any objection or appeal against the Relevant Claim. This indemnity includes the costs of any initial legal advice reasonably necessary to ascertain whether or not the amended assessment is within the scope of the matters covered by this indemnity.

         (b)      Clause 4.6(a) will not apply unless:

                  (i) David Head has obtained advice in relation to the Relevant Claim from a solicitor who is reasonably acceptable to the Company; and

                  (ii) that solicitor's advice is that the objection or appeal has a reasonable chance of being wholly or partly successful.

         (c) If, after the commencement of any objection or appeal in relation to the Relevant Claim, the solicitor advises David Head that his prospects for success are less than those referred to in clause 4.6(b)(ii) and David Head does not immediately discontinue the objection or appeal, the Company will not indemnify David Head against any costs or expenses incurred after the time that such advice is given.

         (d) The maximum amount payable by the Company under clause 4.6(a) is $50,000, plus any fringe benefits tax liability (if any) and payroll tax (if any) which is imposed on the Company in relation to the payment to be made to David Head.

4.7      SPV'S COSTS

         In consideration of SPY entering into this agreement and the Supplemental Agreement, the Company agrees to indemnify and hold SPV harmless from and against all costs and expenses incurred by SPV:

         (a)      in connection with its incorporation;

         (b) in connection with the administration of SPV's affairs relating to this agreement, the Supplemental Agreement and its Shares;

         (c) comprising fees and costs of the director of SPV from time to time;

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         (d)      comprising fees and costs payable by SPV in connection with preparation of its and its subsidiaries' (as defined in the Corporations Act) financial reports and any annual audit of those financial reports; and

         (e) comprising Taxes payable by SPV to the extent that such Taxes exceed the amount of Taxes that would have been payable (based on the generally applicable rate of tax imposed on an Australian resident company), had a single entity held the Shares directly (instead of through SPV), but excluding capital gains tax upon the disposal of Shares.

4.8      WAIVER

         The parties agree that if each of SPV, ABN and David Head agree in writing to waive or defer any of the Completion obligations of the parties under this agreement, then Completion may still occur notwithstanding what would otherwise be a failure to perform that Completion obligation.

5        RELATIONSHIP OF LIMITED AND ABN

5.1      WINDING UP OF ABN AUSTRALASIA LIMITED

         The parties acknowledge that ABN intends to wind up Limited after Completion.

5.2      ABN UNDERTAKING TO WIND UP LIMITED

         ABN undertakes to wind up Limited as soon as practicable following Completion (and after the guarantee referred to in clause 5.3 below has been released) in a way that results in the assets and rights of Limited, including the shares held by Limited in the Company, being distributed to ABN. From the date of such distribution:

         (a) ABN replaces Limited under this agreement as if ABN was the original party to this agreement instead of Limited;

         (b) ABN is bound by this agreement as it relates to Limited and enjoys all the rights and benefits conferred on Limited under this agreement as if it had been a party to this agreement in place of Limited from the date of execution of this agreement; and

         (c) each reference to Limited in this agreement must be read as a reference to ABN (except in respect of obligations which have already been fully performed and except for references in clause 6).

5.3      LIMITED WARRANTY RE ASSETS AND LIABILITIES

         Limited warrants in favour of the Company, SPV and David Head on the date of this agreement that, apart from its obligations under this agreement and the Promissory Note and the guarantee which Limited has provided in respect of a document processing agreement between Victorian Workcover Authority and Leigh Mardon:

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         (a)      Limited has no liabilities (including so far as Limited is aware any potential liability for Taxes) and will not incur any such liabilities other than pursuant to this agreement; and

         (b) no person has or will have any right or interest in the Shares which Limited holds in the Company, or is or will be entitled to require Limited to sell its Shares in the Company.

5.4      ABN UNDERTAKING TO TRANSFER ANY LIMITED ASSETS

         ABN confirms that neither Limited nor American Banknote Pacific Pty Limited has any rights or assets other than (in the case of Limited) pursuant to this agreement and Limited's Shares in the Company and (in the case of both Limited and American Banknote Pacific Pty Limited) pursuant to the Promissory Note. If any rights or assets are in fact identified, and including the contract already identified between Astron On-Line Limited and Limited, ABN agrees to procure the transfer of such rights and assets to the Company or one of its Subsidiaries (as nominated by the Company) as soon as practicable after such rights and assets (if any) are identified. Pending such transfer ABN agrees to hold the benefit of any such assets and rights for the Company or its nominated Subsidiary, and agrees to do all things necessary to ensure that all such assets and rights are effectively transferred to the Company or its nominated Subsidiary, at ABN's cost, in consideration of the entering into of this agreement by the other parties and for no further consideration.

5.5      PROMISSORY NOTE

         Limited acknowledges that as a result of the endorsement of the promissory note which Leigh Mardon endorsed to it on or around 31 December 2003, no further amount is payable to Limited by either Leigh Mardon or the Company.

5.6      OWNERSHIP OF SHARES

         ABN warrants in favour of the Company, SPV and David Head that schedule 11 correctly shows the registered owner of all Securities on issue in Limited and in its Subsidiaries, and in particular ABN does not own any Securities in the Company.

6        GUARANTEE

6.1      GUARANTEE

         Provided that ABN's liability under this clause 6.1 shall in no event be greater than:

         (a) Limited's liability would have been had the obligation been enforceable against Limited (except to the extent that ABN is liable to pay or reimburse a party under clause 6.7); and

         (b) such liability, costs, charges and expenses as ABN must incur so as to comply with or procure that Limited complies with Limited's

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                  obligations as if those obligations had been performed by
                  Limited in compliance with this agreement,

         ABN unconditionally and irrevocably guarantees to each other party Limited's compliance with Limited's obligations in connection with this agreement.

         If Limited does not comply with those obligations on time and in accordance with this agreement, then ABN agrees to comply, or procure that Limited will comply, with those obligations on demand from any other party. A demand of ABN by another party may only be made at least 7 Business Days following a demand made on Limited by that other party where Limited has failed to comply with such demand.

6.2      INDEMNITY

         ABN indemnifies each other party against any liability or loss arising from, and any costs, charges or expenses it incurs, if an obligation of Limited under this agreement is unenforceable against, or a monetary obligation due from Limited under this agreement cannot be recovered from Limited, provided that ABN's liability under this clause 6.2 shall in no event be greater than Limited's liability would have been had the obligation been enforceable against Limited (except to the extent that ABN is liable to pay or reimburse a party under clause 6.6).

         ABN agrees to pay amounts due under this clause no later than 7 Business Days following a demand from any other party, if ABN is so liable under this clause.

6.3      EXTENT OF GUARANTEE AND INDEMNITY

         The guarantee in clause 6.1 is a continuing obligation despite any intervening payment, settlement or other thing and extends to all of Limited's obligations in connection with this agreement. ABN waives any right it has of first requiring any other party to commence proceedings or enforce any other right against Limited or any other person before claiming from ABN under this clause 6.

6.4      RIGHTS OF EACH OTHER PARTY ARE PROTECTED

         The rights given to each other party under the guarantee in this clause 6, and ABN's liabilities under it, are not affected by any act or omission of any other party or any other person. For example, those rights and liabilities are not affected by:

         (a) any act or omission releasing Limited or giving Limited a concession (such as more time to pay);

         (b) any variation or replacement of this agreement, approved in writing in advance by ABN; or

         (c)      acquiescence or delay by any other party or any other person.

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6.5      ABN'S RIGHTS ARE SUSPENDED

         As long as any obligation is required, or may be required, to be complied with in connection with the guarantee in this clause 6, ABN may not, without any other party's consent:

         (a) exercise any legal right to claim to be entitled to the benefit of another guarantee of Limited's obligations, indemnity, mortgage, charge or other encumbrance given in connection with this agreement or any other amount payable under the guarantee in this clause 6;

         (b) claim an amount from Limited, or another guarantor, under a right of indemnity; or

         (c) claim an amount in the liquidation, administration or insolvency of any other guarantor of Limited's obligations.

6.6      REINSTATEMENT OF RIGHTS

         Under law relating to liquidation, administration, insolvency or the protection of creditors, a person may claim that a transaction (including a payment) in connection with the guarantee in this clause 6 or this agreement is void or voidable. If a claim is made and upheld, conceded or compromised, then:

         (a) each other party is immediately entitled as against ABN to the rights which it would have had if the claim had not been so made and upheld, conceded or compromised, but only to the extent that such rights have been prejudiced by such claim; and

         (b) on request from any other party, ABN agrees to do anything commercially reasonable (including signing any document) to restore to each other party any mortgage, charge or other encumbrance (including the guarantee under this clause 6) held by it from ABN immediately before the transaction.

6.7      COSTS

         If a Claim is made under this guarantee and indemnity, then if the Claim is successful, ABN must pay or reimburse each other party on demand for:

         (a) that other party's costs, charges and expenses in making and enforcing a valid claim against it in connection with the guarantee and indemnity under this clause 6 including legal costs, charges and expenses on a full indemnity basis; and

         (b) all duties, fees, Taxes and charges which are payable in connection with the valid claim against it in connection with this guarantee and indemnity or a payment or receipt arising from such claim.

6.8      CONSIDERATION

         ABN acknowledges that each other party is acting in reliance on ABN incurring obligations and giving rights under the guarantee and indemnity in this clause 6.

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7        STAGES I, II AND III

7.1      STAGES OF REPAYMENT AND REDEMPTION

         The rights and obligations of the Company, SPV, Limited, ABN and David Head under this agreement vary depending on whether the Company is in Stage I, Stage II or Stage III. If a right or obligation is not expressed to apply specifically to only Stage I, Stage II and/or Stage III, then it applies during all Stages.

7.2      STAGE I

         Stage I commences on the Completion Date and continues until either Stage II or Stage III commences or termination of this agreement pursuant to clause 25 (whichever is the earlier).

7.3      STAGE II

         Stage II commences upon the following events occurring and continues until Stage III commences or termination of this agreement pursuant to clause 25 (whichever is the earlier). Those events are that before 1 July 2007:

         (a)      either

                  (i) the amounts owing under the Senior Secured Debt have been reduced by:

                               (A) repayment of A$23 million of the amounts owing under the Cash Advance Facility and the LC Facility; and

                               (B) payment of Capitalised Interest, payment in full of all other interest (whether capitalised or not) owing under the Senior Debt Facility Agreement and payment of all other amounts due and payable under the Senior Debt Facility Agreement; or

                  (ii) the Lenders have received an amount equal to the amounts referred to in clause 7.3(a)(i) pursuant to repayment or refinancing of the Senior Secured Debt pursuant to clause 17.3; but

         (b)      the Class A Preference Shares have not all:

                  (i) been redeemed for their full issue price being $22 million;

                  (ii) been bought back or purchased for an amount equal to their full issue price being $22 million; or

                  (iii) received an amount in total equal to their full issue price being $22 million by any combination of (i) to
                           (ii) above.

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7.4      STAGE III

         Stage III commences upon the following events occurring. Those events are that before 1 July 2007:

         (a)      either:

                  (i) the amounts owing under the Senior Secured Debt have been reduced by:

                           (A) repayment of A$23 million in respect of repayment of the of the amounts owing under the Cash Advance Facility and the LC Facility; and

                           (B) payment of Capitalised Interest, payment in full of all other interest (whether capitalised or not) owing under the Senior Debt Facility Agreement and payment of all other amounts due and payable under the Senior Debt Facility Agreement; or

                  (ii) the Lenders have received an amount equal to the amounts referred to in clause 7.4(a)(i) pursuant to repayment or refinancing of the Senior Secured Debt pursuant to clause 17.3; and

         (b)      the Class A Preference Shares have all:

                  (i) been redeemed for their full issue price being $22 million;

                  (ii) been bought back or purchased for an amount equal to their full issue price being $22 million; or

                  (iii) received an amount in total equal to their full issue price being $22 million by any combination of (i) to
                           (ii) above.

7.5      IMPLEMENTATION OF STAGE II

         Upon the day on which the events in clause 7.3 occur, the Company and the Shareholders must take the following steps:

         (a) the Company will cancel David Head's share certificate in respect of his Deferred Shares;

         (b) Limited must deliver to the Company its share certificate in respect of its Deferred Shares; and

         (c)      the Company must:

                  (i) cancel the share certificates relating to David Head's Deferred Shares and register him as the holder of 20 Ordinary Shares;

                  (ii) cancel the share certificates relating to Limited's Deferred Shares and register Limited as the holder of 110 Ordinary Shares;

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                  (iii)    issue share certificates to David Head for 154
                           Deferred Shares and 20 Ordinary Shares; and

                  (iv) issue share certificates to Limited for 586 Deferred Shares and 110 Ordinary Shares.

7.6      IMPLEMENTATION OF STAGE III

         Upon the day on which the events in clause 7.4 occur, the Company and the Shareholders must take the following steps:

         (a) the Company will cancel David Head's share certificate in respect of his Deferred Shares;

         (b) Limited must deliver to the Company its share certificate in respect of its Deferred Shares; and

         (c)      the Company must:

                  (i) cancel share certificates relating to all of David Head's Deferred Shares and register him as the holder of 174 Ordinary Shares;

                  (ii) cancel share certificates relating to all of Limited's Deferred Shares and register Limited as the holder of 696 Ordinary Shares;

                  (iii) issue a Share Certificate to David Head for 174 Ordinary Shares; and

                  (iv) issue a Share Certificate to Limited for 696 Ordinary Shares,

                  in each case the number of Shares referred to in (i) to (iv) above being subject to adjustment to take into account any Shares already issued to David Head or ABN under clause 7.5.

7.7      RETURN OF VALUE TO HOLDERS OF PREFERENCE SHARES

         Unless otherwise agreed, value shall only be returned to the holders of Preference Shares, as follows:

         (a)      either:

                  (i) subject to clause 7.8, by redemption of the Preference Shares for their full issue price out of the proceeds of a fresh issue of shares by the Company; or

                  (ii) subject to clause 7.8, if the Preference Shares are not redeemed under (i) above, then by the holders of the Preference Shares accepting an offer by the Company to buy back the Preference Shares for an amount equal to their full issue price and otherwise on terms consistent with this agreement and the Constitution, and the Shareholders agree that they must accept any such offer when it is made within 5

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                           Business Days of receipt of a written offer by the
                           Company under this paragraph (ii) (There will not be constituted in any circumstances an agreement to buy back any Preference Shares until the Shareholder notifies its acceptance of the offer to the Company); or

         (b)      by declaration and payment of dividends on the Preference
                  Shares; or

         (c) by payment of consideration by a third party for purchase of the Preference Shares; or

         (d)      on a winding up, in accordance with their rights set out in schedule 1 of the Constitution.

7.8      ELECTION OF HOLDERS OF CLASS B PREFERENCE SHARES

         If Limited and David Head notify the Company in writing not less than 5 Business Days prior to any proposed redemption or buy-back under clause 7.7(a), that they waive their entitlement to have their Class B Preference Shares redeemed or bought back under clause 7.7(a), then notwithstanding any other provision of this agreement and the Constitution, the holders of Class A Preference Shares will be paid the amount required for their Class A Preference Shares to be bought back or redeemed in accordance with this agreement and the Constitution without the holders of Class B Preference Shares receiving the amount required for their Class B Preference Shares to be bought back or redeemed. The rights of the Class B Preference Shares, after the buy-back or redemption of the Class A Preference Shares, continue unaffected.

8        SHAREHOLDER RIGHTS

8.1      CLASSES OF SHARES

         After Completion on the Completion Date, the Company will have on issue Ordinary Shares, Deferred Shares, Class A Preference Shares and Class B Preference Shares as described in Recital B. The rights attaching to each of these classes of Shares are as set out in the Constitution.

8.2      SHAREHOLDERS NOT TO EXERCISE BOARD POWERS

         If a matter has been reserved for the decision of the Board under clause 9, then the Shareholders will not have the power or authority to exercise decision making rights as Shareholders in respect of that matter.

9        BOARD CONTROL

9.1      ROLE OF THE BOARD

         Subject to clause 10, the Board is responsible for:

         (a)      the overall direction and management of the Company;

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         (b)      the formulation of the policies to be applied in the Business;
                  and

         (c) any matters outside the ordinary course of the Business or which are material to the financial performance of the Company and the Subsidiaries.

9.2      MATTERS TO BE DETERMINED BY THE BOARD

         Subject to clause 9.15, each of the matters listed in schedule 2 is to be reserved to the Board for determination by a Board resolution in accordance with clauses 9.3 and 12.7.

9.3      VOTING BY THE BOARD

         Subject to clause 9.15 and the Constitution, each Director is entitled to vote on all resolutions of the Board. However, the voting rights of each Director for each Stage shall be as follows:

                              STAGE I        STAGE II        STAGE III
                            % OF VOTES      % OF VOTES      % OF VOTES
1      SPV                        51%             51%           50%
       Representative(s)
       (together)

2      ABN                    16 1/3%         16 1/3%           40%
       Representative

3      Managing               16 1/3%         16 1/3%           10%
       Director

4      Chairman               16 1/3%         16 1/3%            0%

                                 100%            100%          100%

         provided that in Stage III, if at any time during Stage III David Head does not continue to hold the position of Managing Director, he shall be entitled to appoint one Director from time to time who shall have the votes set out in the above table for the Managing Director for Stage III (and for so long as he so nominates a director, the votes exercisable in that Stage III by any serving Managing Director shall be 0%).

         Any reference in this agreement to a decision, resolution or discretion being made, agreed or determined by the Board, or similar expression, shall be determined on the basis of the weighted voting proportions described above.

         If there are two SPV Representatives present, each SPY Representative exercises half of the votes specified in row 1 of the table above, but if there is only one SPY Representative or only one SPY Representative is present he exercises all of the votes specified in row 1 of the table above.

         If there is no representative appointed or present for any of the positions listed in the above table (including if the Chairman is not fulfilling the role of Chairman at the meeting in question), then subject to the presence of a quorum the weighted voting rights set out in the table above which may be

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         cast by each representative who is present will be increased pro rata to one another so that the total weighted votes exercised together equal 100%. By way of illustration, if there is no ABN Representative appointed or present then the votes that may be cast would be as set out in the following table for the relevant Stage:

                              STAGE I        STAGE II        STAGE III
                            % OF VOTES      % OF VOTES      % OF VOTES
1      SPV                      61%             61%           83 1/3%
       Representative(s)
       (together)

2      Managing Director      19.5%           19.5%           16 2/3%

3      Chairman               19.5%           19.5%                0%
                               100%            100%              100%

9.4      MAXIMUM NUMBER OF DIRECTORS

         The maximum number of Directors will be five.

9.5      COMPOSITION OF THE BOARD

         On and from the Completion Date, the Board will comprise:

         (a)      a Chairman;

         (b)      one or two SPV Representative(s);

         (c)      an ABN Representative; and

         (d)      a Managing Director.

9.6      INITIAL DIRECTORS

         The initial Directors are:

         (a)      Garry Ringwood as Chairman;

         (b)      Tony Rogers as SPV Representative;

         (c)      Steven Singer as ABN Representative; and

         (d)      David Head as Managing Director.

9.7      NOMINEE DIRECTORS

         The following applies to the ABN Representative and the SPV Representative(s) (or as otherwise specified):

         (a) ABN may appoint one Director and the SPV may appoint up to two Directors from time to time;

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         (b)      a Director appointed under (a) above automatically ceases to be a Director if their appointing Shareholder ceases to hold any Shares in the Company;

         (c) subject to the Corporations Act, and to paragraph (b), a Director may only be removed by their appointing Shareholder;

         (d) an appointment or removal under this clause 9.7 must be by written notice to the Company, signed by a director or officer of the Shareholder. The notice takes effect immediately upon receipt by the Company, or at any later time specified in the notice; and

         (e)      subject to the Corporations Act:

                  (i) the Shareholders acknowledge that a Director appointed by SPV does not have the capacity and is not entitled to bind the SPV or any of the members of the SPV in any dealings with the Company or a third party;

                  (ii) in addition to any rights a Shareholder may have to information under clause 16.1,16.2,16.3 and 16.4 of this agreement, a Director appointed under clause 9.7(a) may, except to the extent to which such information is subject to confidentiality or privacy obligations of the Company or the Subsidiaries, disclose any information that becomes known to the Director as a result of the Director's position, to the Director's appointees and its shareholders and their Related Bodies Corporate; and

                  (iii) each of ABN and SPV must procure that each Director it has appointed gives to the other Directors (and any new Directors appointed to the Board) a standing notice, in accordance with section 192 of the Corporations Act, notifying the other Directors that their role as a nominee director may result in them having an interest in certain matters which may come before the Board with the result that they may be put in a position of conflict.

9.8      CHAIRMAN

         The Chairman of the Board will be determined from time to time by the Directors.

         If the Chairman is not present within 20 minutes after the time appointed for the holding of a meeting of the Board, or is unable or unwilling to act, the Directors present must appoint an alternative chairman for that meeting.

9.9      NO CASTING VOTE

         The Chairman is entitled to vote on resolutions of the Board in accordance with clauses 9.3 and 9.15. The Chairman is not entitled to a casting vote.

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9.10     DUTIES OF DIRECTORS

         The Directors must act in accordance with their duties under the Corporations Act. Subject to those obligations:

         (a) the Shareholders acknowledge that a Director appointed under clause 9.7(a) is appointed to specifically represent the interests of their appointer on the Board, that a Director so appointed may have regard to and represent the interests of their appointor, and that a Director so appointed may act on the wishes of their appointor in performing any of his duties or exercising any power, right or discretion as a Director, except (in each case) where no honest and reasonable director could have formed the view that, in so doing, the Director was acting in good faith in the best interests of the Company; and

         (b) subject to clause 9.15, and provided that notice or standing notice of an interest has been given in accordance with sections 191 and 192 of the Corporations Act, each Director is allowed, to the maximum extent permitted by law, to vote even when in a position of conflict.

9.11     DIRECTORS AND OFFICERS' INSURANCE

         The Company must, to the full extent permitted by law and subject to the provisions of the Constitution, purchase and maintain insurance for each Director against any liability incurred by the Director as an officer of the Company and the Subsidiaries including, but not limited to, liability for negligence, and for reasonable costs and expenses incurred in defending proceedings, whether civil or criminal.

9.12     DIRECTORS INDEMNITY AND INSURANCE

         The Constitution will provide an authority for the Company to:

         (a)      give an indemnity to the Directors; and

         (b) pay insurance premiums in relation to directors and officers' insurance for the Directors,

         [and the Company will resolve to give such an indemnity and pay such premiums at the Board meeting of the Company held at Completion.]

9.13     DIRECTORS' FEES

         All fees payable to any non-executive Director must be at market rates as reasonably determined by the Board in its discretion.

9.14     EXPENSES OF DIRECTORS

         (a) Subject to clause 9.14(b), a non-executive Director except the ABN Representative is entitled to be reimbursed out of the funds of the Company reasonable economy fare traveling, accommodation and other expenses which the Director incurs when traveling to or from meetings or when otherwise engaged in the business of the Company.

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         (b)      The ABN Representative is entitled to be reimbursed out of the funds of the Company reasonable business class fare traveling, accommodation and other expenses which the Director incurs when traveling to or from one board meeting each year plus to or from any additional board meeting or other meetings in respect of which the board reasonably determines that his physical presence at that board meeting is in the best interests of the Company and he chooses to so attend.

9.15     CONFLICTS

         During Stage I or Stage II, the SPV Representative may:

         (a) notify the Board that the subject matter of a resolution, proposal, determination or other matter before the Board puts or may put the SPV Representative in a position of conflict; and

         (b) request that the matter be referred to the Chairman for resolution instead of being determined by the Board.

         If the SPV Representative makes a request under (b) above, the Board shall have no power to pass any resolution, make any proposal, make a determination or take any other steps in relation to a matter which is subject to such a request. The power to so determine the matter shall vest exclusively with the Chairman whose decision shall for the purposes of this agreement be treated as it if were a decision made by resolution of the Board.

9.16     SUBSIDIARIES

         Clauses 9.2 to 9.16 also apply to the Subsidiaries and their boards of directors.

10       CONSENTS FROM SHAREHOLDERS

10.1     SALE WITHIN FIRST YEAR

         The parties agree that before the first anniversary of the Completion
         Date:

         (a)      the Company may not enter into a contract for a Trade Sale;
                  and

         (b)      the Shareholders may not sell any of the Shares,

         without ABN's and David Head's prior written consent, unless at the date of such a sale, which in any event shall occur no earlier than 90 days after Completion, the Company is in Material Adverse Performance, in which case such consent is not required under this clause 10.1 and the sale must:

         (c) if the sale is a Trade Sale, be implemented in accordance with clauses 27 and 27A (as otherwise applicable); and

         (d) if the sale is a sale of Shares, be implemented in accordance with clauses 20, 27 and 27B (as otherwise applicable),

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         as if the sale was after the first anniversary of the Completion Date.

10.2     TRANSACTION WITH RELATED PARTY

         The parties agree that:

         (a)      the Company may not without ABN's prior written consent:

                  (i)      enter into a contract for a Trade Sale; or

                  (ii) agree to provide services other than on arms' length terms; and

         (b) the Shareholders may not without ABN's prior written consent sell any of the Shares,

         in each case to a shareholder in SPV or a Related Body Corporate of any shareholder in the SPV or to the SPV.

10.3     CHANGE TO INDEBTEDNESS IN ABSENCE OF BREACH

         The Company may not until the Equity Vesting End Date without ABN's prior written consent:

         (a) make a material change to the terms of the Senior Secured Debt Documents which makes the obligations of the Company or any Subsidiary under the Senior Secured Debt Documents materially more onerous on the Company or any Subsidiary; or

         (b) increase the Senior Secured Debt by, or incur additional borrowings of, more than $500,000 in aggregate but excluding:

                  (i) asset leases, finance leases or other similar lease, hire purchase or rental agreements;

                  (ii) borrowings incurred for the purpose of redeeming, buying back or purchasing the Preference Shares as contemplated under clause 7.4(b); and

                  (iii) borrowings incurred for the purpose of refinancing the Senior Secured Debt and Preference Shares such that the events in clauses 7.3 or 7.4 occur,

         unless:

                           (A) the Company or a Guarantor is in breach of the Senior Secured Debt Documents or the Board has reasonably determined that it reasonably expects the Company or a Guarantor will within one year from the date of the Board's determination become in breach of the Senior Secured Debt Documents; or

                           (B) the change or increase is only implemented in connection with a sale in accordance with clause 20.1

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                                    and under which SPV, David Head, Limited and
                                    ABN all cease to own any Shares in the
                                    Company,

         in which case such consent is not required.

10.4     CHANGE TO INDEBTEDNESS DURING BREACH

         If prior to the Equity Vesting End Date the Company or a Guarantor is in breach of the Senior Secured Debt Documents or the Board has reasonably determined that it reasonably expects the Company or a Guarantor will within one year from the date of the Board's determination become in breach of the Senior Secured Debt Documents, then the Company may only take the steps in clauses 10.3(a) or (b):

         (a)      to the extent that:

                  (i) the steps are reasonably considered by the Board as necessary to remedy the existing breach or prevent the expected breach of the Senior Secured Debt Documents; and

                  (ii) the Board passes a resolution recommending the steps referred to in clause 10.4(a) above which has the support of at least two Directors (who may both be SPV Representatives), unless the SPV Representative has made a request under clause 9.15(a) to refer the matter to the Chairman (in which case a decision of the Chairman recommending such steps shall be treated as a resolution which satisfies the requirements of
                           (i) above and of this clause (ii)); or

         (b) if the change or increase is only implemented in connection with a sale in accordance with clause 20.1 and under which SPV, David Head, Limited and ABN all cease to own any Shares in the Company.

         Until the Equity Vesting End Date, such steps will otherwise require the prior written consent of ABN.

10.5     ACQUISITION OF BUSINESS

         The Company or any Subsidiary may not before the Equity Vesting End Date without ABN's prior written consent acquire a new going concern undertaking, whether by purchase of assets, shares or other transaction having a similar effect, which is material to the Company in the context of the Business which it and the Subsidiaries are carrying on as at the Completion Date.

10.6     ISSUE OF SECURITIES IN SUBSIDIARIES

         A Subsidiary may not until the Equity Vesting End Date without ABN's prior written consent issue any Securities, other than to its immediate holding company (as defined in the Corporations Act) from time to time of that Subsidiary.

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11       CHAIRMAN, MANAGING DIRECTOR AND CHIEF FINANCIAL OFFICER

11.1     DAY-TO-DAY MANAGEMENT

         Subject to clause 9.2, the Company and the Subsidiaries will be managed on a day-to-day basis by the Managing Director within defined limits as delegated by the Board from time to time. The Managing Director will report to, and be responsible to, the Board. The initial such delegation is on the terms of the MD Delegation Resolution set out in schedule 6.

11.2     APPOINTMENT OF CHAIRMAN AND MANAGING DIRECTOR

         Subject to clause 9, the Board may:

         (a) appoint, remove and replace the Chairman and the Managing Director; and

         (b) delegate any of its powers, on terms which are subject to amendment from time to time, to the Managing Director.

11.3     APPOINTMENT OF CHIEF FINANCIAL OFFICER

         The parties agree that it is intended that a Chief Financial Officer is identified and appointed as soon as reasonably practicable after Completion. The Company will identify potential candidates for appointment by the Board. The Chief Financial Officer will report to the Managing Director and otherwise be appointed, removed and replaced (subject to clause 9) by the Board.

11.4     EMPLOYMENT AGREEMENT

         The Managing Director from time to time must enter into a service agreement on terms approved by the Board. The SPV and ABN acknowledge that David Head has entered into an service agreement dated 24 December 1999 (as amended in June 2001, June 2003) and that the terms of his employment following Completion will be governed by his Service Agreement.

11.5     SALARY

         The Manager Director will receive remuneration only in accordance with the terms of his employment agreement.

12       MEETINGS AND RESOLUTIONS

12.1     SHAREHOLDER RESOLUTIONS AND DEADLOCK

         Subject to the Corporations Act, all Shareholder resolutions will be passed by Majority Resolution. A written resolution signed by the number of Shareholders (who are entitled to vote and are not disqualified from voting on that resolution) which would be sufficient to pass that resolution at a meeting of Shareholders is taken to be a resolution of Shareholders without the need for a meeting.

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         If during Stage III the Shareholders are unable to pass a resolution due to an equal number of votes being cast for and against the resolution, that constitutes a Deadlock which must be submitted for attempted resolution in accordance with clause 13.

12.2     FREQUENCY OF DIRECTORS MEETINGS

         The Directors must meet at least six times a year or more frequently as otherwise resolved by the Board. The Directors may agree the dates for meetings of Directors for each calendar year. Any changes or additions to the agreed dates must be agreed to by the Directors in accordance with clause 9.3.

12.3     TIMING OF DIRECTORS MEETINGS

         Each meeting of Directors must as far as reasonably practicable be held at a time convenient to all the Directors (taking into account different time zones) and must be held at a location where a telephone conference facility is available.

12.4     DIRECTORS MEETING QUORUM

         Subject to clause 12.6, the quorum for a meeting of Directors is two, of whom at least one must be a SPV Representative (unless a SPV Representative consents in writing to the meeting proceeding without any SPV Representative) and at least one must be a director who is not a SPV Representative.

12.5     ADJOURNMENT OF DIRECTORS MEETING IF NO QUORUM

         If a quorum is not present at a meeting of Directors within one hour from the time stated in the notice of meeting, the meeting must be adjourned to the same time and place on the next Business Day. Each Director must be notified of the adjourned meeting.

12.6     QUORUM AT ADJOURNED DIRECTORS MEETING

         If a quorum is not present at the adjourned meeting under clause 12.5 within one hour after the time notified for the meeting:

         (a) in respect of a meeting convened during Stage I or Stage II, the quorum will be any two Directors of the Company provided that at least one is an SPV Representative and if no SPV Representative is present that constitutes a Deadlock which must be submitted for attempted resolution in accordance with clause 13 but which may alternatively be resolved by the holding of a Directors meeting prior to resolution in accordance with clause 13 provided that the quorum requirements of clause 12.4 are complied with; and

         (b) in respect of a meeting convened during Stage III the quorum at the second adjourned meeting will be any two Directors of the Company.

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12.7     DIRECTORS RESOLUTIONS AND DEADLOCK

         All Directors resolutions must be decided by a simple majority vote (as weighted under clause 9.3 and subject to clauses 9.15 and 10.4(b)) of the Directors who are present (and who are entitled to vote and are not disqualified from voting on that resolution). For the avoidance of doubt a sole Director may be entitled to pass a Directors resolution under this clause.

         If the Directors are unable to pass a resolution due to an equal number of votes being cast for and against the resolution, that constitutes a Deadlock which must be submitted for attempted resolution in accordance with clause 13.

12.8     CIRCULATING RESOLUTIONS OF DIRECTORS

         A written resolution signed by all the Directors (who are entitled to vote and are not disqualified from voting on that resolution) is taken to be a decision of the Board, without the need for a meeting.

12.9     NOTICE OF DIRECTORS MEETINGS

         Each Director must receive at least five Business Days' written notice of each meeting of Directors unless:

         (a)      all the Directors agree otherwise in writing; or

         (b) two Directors of whom at least one is a SPV Representative (but both may be SPV Representatives) agree in writing that urgent circumstances require a more rapid holding of a Board Meeting than such notice permits, in which case each Director must be given as much notice as is reasonable and practicable, in the circumstances and in any event not less than one Business Days written or verbal notice;

         (c)      the meeting is an adjourned meeting under clause 12.5.

12.10    BUSINESS AT MEETING

         The only business that may be transacted at a Directors meeting or an adjourned Directors meeting is the business specified in the original notice convening the meeting (or accompanying agenda).

13       DEADLOCK

13.1     REFERENCE TO SENIOR EXECUTIVES

         If a Deadlock arises, the parties involved in the Deadlock must escalate the matter to:

         (a)      the senior executives of the SPV, Limited and ABN who are:

                  (i)      in respect of the SPV -      ; and

                  (ii)     in respect of Limited and ABN, Steven Singer; and

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         (b)      David Head,

         together "DEADLOCK REPRESENTATIVES".

13.2     RESOLUTION BY DEADLOCK REPRESENTATIVES AND MEDIATION

         If the Deadlock Representatives are unable to resolve the Deadlock within 1 month of referral of the matter to them, they must refer the Deadlock to a mediator to attempt to facilitate a resolution of the Deadlock in accordance with clauses 24.6 and 24.7.

14       AGREEMENTS BETWEEN THE COMPANY AND ITS SHAREHOLDERS

14.1     NO EXISTING AGREEMENTS

         Each of the Shareholders warrants that as at the Completion Date they are not party to any agreement or other arrangement (whether written or unwritten) with the Company or Subsidiaries other than as specifically disclosed in schedule 3 of this agreement or otherwise referred to in this agreement.

14.2     FUTURE AGREEMENTS

         Any agreement between the Company or a Subsidiary and a Shareholder (or a Related Body Corporate of a Shareholder) entered into after the Completion Date must be notified on reasonable prior written notice to all other Shareholders.

15       BUDGET, BUSINESS PLAN AND ACCOUNTS

15.1     DRAFTS TO BE PREPARED

         The initial Budget and Business Plan for the Company for the financial year ending 31 December 2004 are attached as annexure A. The Board shall from time to time determine any changes to the form and content of the draft Budget and Business Plan for subsequent years. For each subsequent year, the Managing Director must submit a draft Budget and Business Plan to the Board for its approval, at least 30 days before the end of the previous financial year.

15.2     BOARD TO CONSIDER DRAFTS

         The Board will consider and vote on each draft Budget and Business Plan at least 15 days before the commencement of the period to which it relates. The Board may approve a Budget and Business Plan with or without amendment, and may give conditional or unconditional approval of any item in the Budget or Business Plan.

15.3     APPROVAL OF BUDGET

         If the Board approves an item in the draft Budget, the Managing Director and the Company are authorised to take any relevant action and incur all

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         expenditure approved in the draft Budget for that matter, subject to compliance with any condition of that approval.

15.4     AUDIT

         The consolidated Accounts of the Company and the Subsidiaries must be audited annually by the Auditor as soon as practicable but, commencing with the 2005 financial year, no later than 120 days after the end of each financial year (or by a later date with the consent of SPV such consent not to be unreasonably withheld where the Company has been given an extension of time to file its annual Accounts with the relevant Government Agency).

16       REPORTING OBLIGATIONS

16.1     ACCESS

         Subject to the confidentiality obligation contained in clause 21 and subject to any confidentiality agreement or obligation to any customer or third party, the Company will give each Shareholder and its Representatives access at the cost of the requesting Shareholder to the Records of the Company at all reasonable times, on reasonable notice.

16.2     INFORMATION TO SHAREHOLDERS

         The Company will provide to each Shareholder:

         (a) (MONTHLY REPORTS) within 15 Business Days after the end of each month, monthly management accounts for Leigh Mardon, LM Taiwan and the LM Group, including:

                  (i) financial covenant calculations in relation to the Group;

                  (ii)     balance sheet;

                  (iii)    profit and loss statement;

                  (iv) cashflow statement in the form set out in Schedule 8, in relation to Leigh Mardon from the Completion Date and in relation to LM Taiwan and the LM Group from 1 July 2004; and

                  (v)      an executive summary:

                           (A) comparing the monthly financial results to the Cash Flow Projections (including an explanation of any material variances); and

                           (B) detailing the progress made in achieving targets set out in the Profit Improvement Plan (including an explanation of any material variances);

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         (b)      (QUARTERLY ACCOUNTS) within 15 Business Days after the end of each calendar quarter (or such other time as agreed by the Company and the Agent), quarterly management accounts for the Company and the Subsidiaries, in a form approved by the Board, which (until the Board decides otherwise) will include the following:

                  (i) a copy of the operating forecast for the current calendar quarter for the Group, LM Taiwan and the SDL Division and Cards and ID Systems Division of Leigh Mardon in the form set out in Schedule 9 and attaching an executive summary; and

                  (ii) a forecast cash flow statement for the current calendar quarter for Leigh Mardon, and from 1 July 2004 LM Taiwan in the form of Schedule 10;

         (c)      (ANNUAL ACCOUNTS) as soon as practicable,

                  (i) (but no later than 140 days) after the close of its financial year 2003 a copy of its consolidated audited Accounts;

                  (ii) (but no later than 120 days) after the close of each of its financial years after 2003, copies of its consolidated audited Accounts; and

                  (iii) (but no later than 150 days), in relation to each financial year ending after 31 December 2003, copies of its unconsolidated audited Accounts,

                  in respect of that financial year including balance sheets, cashflow and profit and loss statements (or by any later date with the consent of SPV such consent not to be unreasonably withheld where the Company has been given an extension of time to file its annual Accounts with the relevant Government Agency); and

         (d) (ADDITIONAL INFORMATION) any other information that a Shareholder may at any time reasonably require, relating to the Business, the Company or the Subsidiaries.

16.3     INFORMATION FROM THE COMPANY

         The Company must, except to the extent to which such information is subject to confidentiality or privacy obligations of the Company or the Subsidiaries, give prompt written particulars of notice to the Shareholders of:

         (a) (MATERIAL CONTRACTS) the entry into or termination of any material contracts including supplier agreements (excluding leases) with an estimated annual expenditure exceeding
                  A$2.5 million (for the first year following Completion, with this threshold increasing by 5% per year thereafter) and client contracts with an estimated annual revenue to the Company or the Subsidiaries exceeding A$5 million (for the first year following Completion, with this threshold increasing by 5% per year thereafter);

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         (b)      (OPERATING CHANGES) any material operating changes to the
                  Business and any events which will materially impact the achievement of the Business Plan;

         (c) (LITIGATION) any litigation, arbitration, Tax Claims, administrative or other proceedings in relation to its assets or the assets of its Subsidiaries involving a claim exceeding $100,000 and, in the case of a dispute, involving a claim exceeding $500,000 or, in each case, its equivalent, other than a claim for worker's compensation;

         (d) (COMPULSORY ACQUISITION) any proposal by a Government Agency to acquire any assets or the Business of the Company or the Subsidiaries or to dispose of or to limit the Company's or the Subsidiaries' enjoyment of title to its freehold or leasehold properties;

         (e) (PURCHASE OFFERS) any proposal for the acquisition of the Company, the Subsidiaries, the Business, or any major asset of or substantially all of the assets of the Business;

         (f) (DOCUMENTS) any material documents or material information relating to the Business, the Company or the Subsidiaries which may be relevant to a decision or proposed decision of the Board or the Shareholders; and

         (g) (OTHER MATTERS) any other matters reasonably requested in writing by a Shareholder, at the cost of that Shareholder.

16.4     INFORMATION FOR ABN AND SPV

         Notwithstanding and without prejudice to the Company's other obligations under this clause 16, the Company shall on reasonable request of a Shareholder, except to the extent to which such information is subject to confidentiality or privacy obligations of the Company or the Subsidiaries, provide that Shareholder with all information concerning the Company and its Subsidiaries, necessary for that Shareholder or (where appropriate) any of its shareholders and their Related Bodies Corporate (as applicable) to comply with its legal obligations to complete its audits, public filings, tax filings and comply with all applicable laws.

         SPV may provide information received under this clause 16 to its shareholders and their Related Bodies Corporate, provided they agree to keep such information confidential on the same terms as apply to SPV under this agreement.

16.5     REMEDIES OF A SHAREHOLDER

         If there is a material failure to provide any of the access, reports or information referred to in clauses 16.1 to 16.3, each Shareholder has the additional right, exercisable at any time in its discretion, to:

         (a) direct an audit to be conducted of the affairs of the Company in respect of the period for which (or the matter for which) there has

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                  been a material failure to provide that access, reports or information; and

         (b) enter the premises occupied by the Company to search for, inspect and take copies of the Records and accounts.

16.6     CONDUCT OF AUDIT

         The audit referred to in clause 16.5 must be conducted by an independent firm of auditors. The Company must give the auditors full access to all premises and Records and accounts for the purpose of the audit. The requesting Shareholder must agree to pay for the cost of any audit or other action taken under clause 16.5.

16.7     OTHER RIGHTS

         Nothing in clause 16.5 limits the remedies otherwise available to a Shareholder for the failure of the Company to provide the access and Records specified in clauses 16.1 to 16.3.

16.8     COSTS OF US AUDIT

         The parties agree that if ABN is required to procure an audit of the Company and its Subsidiaries in respect of the period 1 January 2004 until Completion in order to comply with its audit obligations under the law of the United States, the Company must pay to the accounting firm which undertakes such audit that firm's reasonable costs of performing the audit up to a maximum cost to the Company of A$20,000, as soon as practicable following receipt of an appropriate invoice from the accounting firm.

17       GENERAL RIGHTS AND OBLIGATIONS OF SHAREHOLDERS

17.1     FUNDING

         The parties acknowledge and agree that none of the Shareholders are required to advance any funding to the Company or the Subsidiaries for any reason whatsoever on and from the Completion Date. This clause 17.1 is without prejudice to the obligations of the Lenders under the Senior Secured Debt Documents.

         Subject to clause 10, if the Company requires additional funding outside of the terms of, and to the extent specified in, the Deed of Assignment, Amendment and Novation, this will be a matter for consideration and resolution by the Board.

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17.2     DISTRIBUTION POLICY

         Subject to clause 26 and to the Corporations Act, the amount of any dividend payable to the Shareholders (if any) is at the discretion of the Board.

17.3     REFINANCING

         After the first anniversary of the Completion Date and until the Equity Vesting End Date, the Company must review the opportunities available for a Stage III Refinancing, or if that cannot be achieved on reasonable commercial terms, for a Stage II Refinancing, within the following timeframes:

         (a)      at least once in 2004 and at least once in 2005;

         (b) from 1 January 2006 until 31 December 2006, at least once every six months; and

         (c) from 1 January 2007, at least once every three months, but in any event the Company must actively review opportunities for a Stage III Refinancing, or if that cannot be achieved on reasonable commercial terms, for a Stage II Refinancing, from that date until the Equity Vesting End Date, with a view to implementing such a Stage III Refinancing or a Stage II Refinancing (as appropriate) if the Board (acting reasonably) determines that the terms available for the Stage III Refinancing or Stage II Refinancing (as appropriate) are reasonable commercial terms.

18       FURTHER ISSUE OF SHARES

18.1     GENERAL PROHIBITION

         The Company must not issue any New Securities except:

         (a) with Limited's and David Head's prior written consent and provided that the subscriber for the New Securities enters into an Accession Agreement (unless the subscriber is already an existing party to this agreement); or

         (b) for one of the following issues of Securities approved by a resolution of the Board:

                  (i) (SHARE SCHEME) Securities issued to employees or Directors of the Company under an Employee Incentive Plan; or

                  (ii) (CAPITAL STRUCTURE) Securities issued in connection with any Share split or dividend by the Company, or on conversion of any convertible Securities, provided that each holder of Deferred Shares must continue to be entitled to convert his Deferred Shares into the same proportion of the total number of Ordinary Shares on issue after such event, as that to which he would have been entitled before such event.

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19       DEALING WITH SHARES

19.1     TRANSFERS OF SHARES

         A Shareholder may not Transfer any of its Shares except:

         (a)      with the prior written consent of each other Shareholder; or

         (b) in accordance with clause 19.2 (Permitted family transfers by David Head); or

         (c) in accordance with clause 19.3 (Permitted transfers to a Related Body Corporate); or

         (d)      in accordance with clause 20 (Transfers of all Ordinary
                  Shares),

         and in each such case where the Transfer is of less than all of the Shares provided that the transferee enters into an Accession Agreement or other shareholders agreement approved by all parties who will continue to be Shareholders after the Transfer.

19.2     PERMITTED FAMILY TRANSFER BY DAVID HEAD

         David Head may at any time transfer all of his Shares:

         (a)      to a Qualifying Relation; or

         (b)      to trustees to be held upon a Family Trust of David Head.

         Where Shares are held by trustees upon a Family Trust under this clause 19.2:

                  (i) such Shares may on any change of trustee be transferred to the new trustees of the Family Trust;

                  (ii) such Shares may at any time be transferred to any person to whom the Shares could have been transferred by David Head under this clause if he had remained the holder of those Shares; and

                  (iii) if such Shares cease to be held upon a Family Trust (otherwise than pursuant to a Transfer permitted under this clause) or there cease to be any beneficiaries of that Family Trust other than a charity or charities, the trustees must immediately transfer the Shares back to David Head.

         David Head undertakes to procure compliance, by his Qualifying Relations and any Family Trust which own Shares, with the terms of this clause and the other provisions of this agreement as if they were party to this agreement, and indemnifies the other parties to this agreement against any liability or loss arising from, and any costs, charges or expenses incurred, if such Qualifying Relations or Family Trust do not comply with the terms of this agreement as if they were party to this agreement.

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19.3     PERMITTED TRANSFERS TO A RELATED BODY CORPORATE OR FAMILY COMPANY

         (a) Limited and SPV may at any time transfer all of their Shares to a Related Body Corporate ("RELATED TRANSFEREE"), provided that if the Related Transferee (or any subsequent Related Transferee) will cease to be a Related Body Corporate of the original Shareholder, then the original Shareholder and Related Transferee must immediately Transfer the relevant Shares back to the transferor of those Shares before the Related Transferee ceases to be a Related Body Corporate. Limited and SPV each undertake that, if they Transfer Shares under this clause 19.3, then they will procure compliance by their respective Related Transferee with the terms of this clause and the other provisions of this agreement as if the Related Transferee were party to this agreement, and each indemnifies all the other parties to this agreement against any liability or loss arising from, and any costs, charges or expenses incurred, if their respective Related Transferee does not comply with the terms of this agreement.

         (b) David Head may at any time transfer all of his Shares to a company which is wholly owned by one or more of David Head and his Qualifying Relations ("FAMILY COMPANY"), provided that if the Family Company will cease to be a company which is wholly owned by one or more of David Head and his Qualifying Relations, then David Head and the Family Company must immediately Transfer the relevant Shares back to David Head before the Family Company ceases to be a company which is wholly owned by one or more of David Head and his Qualifying Relations. David Head undertakes that, if he Transfers Shares under this clause 19.3, then he will procure compliance by his Family Company with the terms of this clause and the other provisions of this agreement as if the Family Company were party to this agreement, and David Head indemnifies all the other parties to this agreement against any liability or loss arising from, and any costs, charges or expenses incurred, if his Family Company does not comply with the terms of this agreement.

19.4     NO REGISTRATION WITH ACCESSION AGREEMENT

         A person may not be registered as the holder of Shares (whether those Shares have been acquired upon an issue or Transfer or otherwise) unless the person is a party to this agreement, or has entered into an Accession Agreement with the Company or other shareholders agreement approved by all parties who will continue to be Shareholders after the Transferor issue of shares.

19.5     GENERAL RESTRICTION ON ENCUMBRANCES OVER SHARES

         A Shareholder may not create an Encumbrance over any of its Shares without the prior written consent of each of the other Shareholders, except that each of David Head and Limited may Encumber their Shares ("ENCUMBERED SHARES") on the following terms:

         (a) David Head and Limited (as applicable) must remain the registered holder of the Encumbered Shares at all times, and the terms of the

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                  Encumbrance must not (until enforcement of the charge) place the Shareholder under any obligation to exercise any of the voting rights attached to the Encumbered Shares in accordance with anyone else's directions or subject to anyone else's consent;

         (b) Encumbrances may only be taken by a Reputable Financial Institution; and

         (c) the Reputable Financial Institution must have complied with the condition in clause 19.6.

19.6     CONDITION FOR GRANTING ENCUMBRANCE

         The Reputable Financial Institution referred to in clause 19.5(b) must undertake to the other parties to this agreement to be bound by the terms of this agreement in respect of their interest in the Encumbered Shares on the same terms as the grantor of the Encumbrance to the Reputable Financial Institution is bound, prior to taking an Encumbrance over the Shares. This must include releasing their interest in the Encumbered Shares if those Shares are required to be Transferred under the terms of this agreement or of the Supplemental Agreement, regardless of whether the proceeds raised by such sale are sufficient to satisfy in full the obligations which are secured by the Encumbrance.

19.7     RELEASE OF ENCUMBRANCE AND POWER OF ATTORNEY

         If immediately prior to a transfer of any Encumbered Shares under clause 20 those Shares remain subject to any Encumbrance, the holders of those Encumbered Shares must procure that such Encumbrance is discharged and released before the settlement date for transfer of those Encumbered Shares and completion of such sale under clause 20. If the holders of such Encumbered Shares fail to deliver unencumbered title to those Shares on such settlement date, then without prejudice to any other rights or remedies available to the other parties, each holder of Ordinary Shares (and its directors if it is a company) is individually appointed as attorney of the defaulting party, with power to deduct from the sale proceeds (to which the defaulting party is otherwise entitled in accordance with clause 20) and apply to discharge and release of the Encumbrance, such amount as is required to satisfy the Encumbrance and procure delivery of clear unencumbered title to those Shares to the purchaser(s) in accordance with clause 20.

20       PERMITTED SALE OF SHARES

20.1     PERMITTED SALE AFTER FIRST YEAR

         On or after the first anniversary of the Completion Date (or earlier if the exception in clause 10.1 applies because the Company is in Material Adverse Performance) and during Stage I or Stage II (but for the avoidance of doubt not in Stage III), SPV may implement a sale of all (but not part only) of the Ordinary Shares in accordance with this clause 20. SPV must apply the proceeds of sale of the Ordinary Shares in accordance with clause 27.

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20.2     SALE NOTICE

         If SPV proposes to implement a sale under clause 20.1, SPV must give a Sale Notice to each other Shareholder. The Sale Notice must state:

         (a)      the identity of the purchaser(s);

         (b) the total number of issued Shares being sold to the purchaser(s), which must include all Ordinary Shares (and, if applicable, any Deferred Shares which are entitled to convert into Ordinary Shares on or prior to the sale under the terms of the Constitution);

         (c) how any Shares not being sold, and any remaining Senior Secured Debt, is to be treated to the extent necessary to satisfy the requirements of clause 27;

         (d) the sale price and any other terms of the proposed Transfer to the purchaser(s);

         (e) that each other Shareholder is required and entitled to sell its Ordinary Shares and (if applicable) any Deferred Shares which are entitled to convert into Ordinary Shares on or prior to the sale under the terms of the Constitution (if any), to the purchaser at the sale price and on the Same Terms and Conditions per Ordinary Share as SPV is selling each of its Ordinary Shares, except that the other Shareholders must not be required to give any warranties to the purchaser(s), other than a warranty that they will give the purchaser clear unencumbered title to their Ordinary Shares, including any Deferred Shares which are entitled to convert into Ordinary Shares on or prior to the sale under the terms of the Constitution); and

         (f) if SPV proposes to sell any Preference Shares, then each other Shareholder is required and entitled to sell the same proportion of its Preference Shares (if any) to the purchaser(s) on the Same Terms and Conditions per Preference Share as SPV is selling each of its Preference Shares, except that the other Shareholders must not be required to give any warranties to the purchaser(s), other than a warranty that they will give the purchaser (or other transferee as directed on the terms of (c) above clear unencumbered title to their Preference Shares), or as otherwise directed on the terms of
                  (c) above;

         (g) if there are any remaining Deferred Shares not covered by (e) above and SPV requires them to be transferred pursuant to clause 20.5(a), that each holder of such remaining Deferred Shares is required to sell those Deferred Shares (if any) to the purchaser(s) (without being required to give any warranties to the purchaser(s), other than a warranty that they will give the purchaser (or other transferee as directed on the terms of (c) above) clear unencumbered title to those Deferred Shares), or as otherwise directed on the terms of (c) above; and

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         (h)      the settlement date for completion of the sale, which (unless otherwise agreed) must be not less than 10 days after the Sale Notice is given.

20.3     EFFECT OF SALE NOTICE

         If a Sale Notice is given, then the Shareholders must sell their Ordinary Shares (and any other Shares specified under clause 20.2(f) or (g)) to the purchaser(s), or as otherwise directed on the terms stated in the Sale Notice.

         SPV may not implement a sale under this clause 20 unless all Shares required to be sold under the terms of the Sale Notice are sold in accordance with that Sale Notice.

20.4     POWER OF ATTORNEY TO IMPLEMENT SALE NOTICE

         If a Shareholder fails to complete the transfer of its Shares in accordance with a Sale Notice, then SPV and each director of SPV is individually appointed as the attorney of that Shareholder, with power to transfer the Shares of that Shareholder in accordance with the Sale Notice, to do everything else and sign all documents necessary to implement the transfer of those Shares, and to receive the sale price on trust for that Shareholder.

20.5     TRANSFER OF DEFERRED SHARES ON A SALE OF ORDINARY SHARES

         If all of the Ordinary Shares are required or agreed to be, or are, transferred to a third party in accordance with this agreement:

         (a) the Company or any holder of Ordinary Shares may by written notice to the holder(s) of Deferred Shares which are not entitled to convert into Ordinary Shares on or prior to the sale require them to Transfer these Deferred Shares for $10 in aggregate to such person or persons as they direct (including the Company), on the same date as the date of sale of the Ordinary Shares; and

         (b) Deferred Shares which are entitled to convert into Ordinary Shares under the terms of the Constitution on or prior to the sale will convert into Ordinary Shares and be transferred to the purchaser(s) in accordance with the Sale Notice.

20.6     ELIMINATION OF REMAINING DEFERRED SHARES FROM 1 JULY 2007

         If Deferred Shares remain on issue on or after 1 July 2007, which are not entitled to convert to Ordinary Shares under the terms of the Constitution, the Company or any other holder of Ordinary Shares may by written notice to the holder(s) of Deferred Shares require them to transfer their Deferred Shares for $10 in aggregate to such person or persons as they direct (including the Company), as soon as practicable after receipt of such notice.

20.7     POWER OF ATTORNEY FOR DEFERRED SHARES

         If a holder of Deferred Shares fails to complete a transfer of its Deferred Shares in accordance with clauses 20.5 or 20.6, then each other holder of Ordinary Shares (and its directors if it is a company) is appointed individually

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         as the attorney of that holder of Deferred Shares, with power to
         Transfer those Deferred Shares, to do everything else and sign all documents necessary to implement the transfer of those Shares, and to receive the sale price on trust for that holder of Deferred Shares.

21       CONFIDENTIAL INFORMATION

21.1     DISCLOSURE OF CONFIDENTIAL INFORMATION

         No Confidential Information may be disclosed by a Shareholder to any person except:

         (a)      with the written consent of the other Shareholders;

         (b) in the case of David Head, to his Qualifying Relations or the trustee of a Family Trust if a transfer of Shares pursuant to clause 19.2 is contemplated;

         (c)      in the case of the Shareholders, to their Representatives;

         (d) by David Head in his capacity as Managing Director of the Company;

         (e) if it is required to do so by law, a Government Agency or by a stock exchange;

         (f) to enforce or conduct any claim or proceeding which arises in connection with this agreement or any associated agreement or document;

         (g) to any prospective purchaser of Shares who gives an appropriate confidentiality undertaking to the prospective seller, for the benefit of the Company and each Shareholder; or

         (h) in the case of SPV or ABN, to its shareholders and their Related Bodies Corporate.

21.2     DISCLOSURE BY RECIPIENT OF CONFIDENTIAL INFORMATION

         Any party disclosing information under clause 21.1 must use all reasonable endeavours to ensure that persons receiving Confidential Information from it do not disclose the information except in the circumstances permitted in clause 21.1.

21.3     USE OF CONFIDENTIAL INFORMATION

         A party who has received Confidential Information from another party must not use it except for the purpose of exercising its rights or performing its obligations under this agreement.

21.4     EXCLUDED INFORMATION

         Clauses 21.1, 21.2 and 21.3 do not apply to the Excluded Information.

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21.5     ANNOUNCEMENTS OR RELEASES

         A party may not make press or other announcements or releases relating to this agreement and the matters referred to in this agreement containing information which is not already in the public domain without the prior approval of the other parties to the form and manner of the announcement or release. To the extent that the announcement or release is required to be made by the party by law or by a stock exchange, the disclosing party will advise the other parties as to the content of any such announcement or release in sufficient time (to the extent practicable) to give the other parties opportunity to object to or injunct such proposed announcement or release.

21.6     RETURN OF CONFIDENTIAL INFORMATION

         (a) Subject to clause 21.6(b) and to the rights of any person in his or her capacity as a director of the Company or of any of its Subsidiaries, upon ceasing to be a Shareholder, a party must immediately deliver to the Company all documents or other materials containing or referring to the Confidential Information which are in their possession, power or control or in the possession, power or control of persons who have received Confidential Information under clause 21.1 or otherwise confirm in writing that such information has been destroyed, except to the extent that (in the case of the SPV) it is entitled to that Confidential Information under the terms of the Novation and Amendment Deed.

         (b) Clause 21.6(a) shall only apply to ABN in relation to documents or other materials received by or created by ABN following Completion. Documents or other materials received by or created by ABN before Completion shall remain subject to the provisions of clauses 21.1 to 21.5, except that ABN agrees that the only permitted disclosure which may be applicable to it under clauses 21.1 and 21.2 after ABN has ceased to be a Shareholder is where disclosure:

                  (i) is required by law, a Government Agency or by a stock exchange; or

                  (ii) is necessary to enforce or conduct any claim or proceeding which arises in connection with this agreement or any associated agreement or document.

22       PROTECTION OF GOODWILL

22.1     RESTRAINT ON ABN AND DAVID HEAD

         For the sole purpose of protecting the other Shareholders in respect of the goodwill of the Business:

         (a) each of SPV, ABN and David Head undertake to the Company and each other Shareholder that while they are a Shareholder they will not:

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                  (i)      be Involved in any capacity in any business or
                           activity which is the same as or similar to the Business , or any material part of it. This restriction applies throughout Australia Taiwan and New Zealand;

                  (ii) solicit the custom for the supply of goods and/or services in Australia, Taiwan or New Zealand of anyone who was a customer or prospective customer of the Company, its Subsidiaries or LM Gemplus at any time within the 12 months prior to the date of this agreement; or

                  (iii) entice away or endeavour to entice away from the Company, the Subsidiaries or LM Gemplus any employee or anyone who was an employee of the Company, any Subsidiary or LM Gemplus in Australia, Taiwan or New Zealand at any time during the 12 months prior to the date of this agreement;

         (b) each of SPV, ABN and David Head undertake to the Company and each other Shareholder that they will not at any time use a logo, symbol, trademark or business name identical or deceptively similar to a trade mark or business name owned or used by the Company or the Subsidiaries provided that, for the avoidance of doubt, ABN may use the "ABN" logo, symbol, trademark or business name anywhere in the world subject to clause 22.1(c) and provided that this does not cause ABN to be in breach of clause 22.1(a); and

         (c) ABN will procure that neither of the following companies will at any time after the Completion Date have a name incorporating the words "ABN" or "American Banknote" or "Leigh Mardon" or any deceptively similar name:

                  (i) the company incorporated in the Commonwealth of Australia with the Australian company number 072 664 692 and having at the date of this agreement the name ABN Australasia Limited; or

                  (ii) the company incorporated in the Commonwealth of Australia with the Australian Company Number 072 977 265 and having at the date of this agreement the name American Banknote Pacific Pty Limited.

         For the avoidance of doubt, nothing in this clause 22.1 is intended to bind the members of SPV, as distinct from SPV itself.

22.2     RESTRAINT ON THE COMPANY

         For the sole purpose of protecting the goodwill of ABN's continuing business, the Company undertakes to ABN that:

         (a) while Limited or ABN is a Shareholder, the Company and its Subsidiaries will not:

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                  (i)      be Involved in any capacity in any business or
                           activity which is the same as or similar to the US Business of ABN as at the date of this agreement], or any material part of it. This restriction applies throughout the United States and South America;

                  (ii) solicit the custom for the supply or goods and/or services in the United States or South America of anyone who was a customer or prospective customer of ABN at any time within the 12 months prior to the date of this agreement; or

                  (iii) entice away or endeavour to entice away from ABN any employee or anyone who was at any time during the 12 months prior to the date of this agreement an employee of ABN in the United States or South America; and

         (b) the Company and its Subsidiaries will not at any time use a logo, symbol, trademark or business name identical or deceptively similar to a trade mark or business name owned or used after the Completion Date by ABN provided that, for a period of 60 days following Completion, the Company and its Subsidiaries may continue to use stationery and other materials which were purchased or ordered before Completion despite the fact that these materials may contain logos, symbols, trade marks or business names owned or used after the Completion Date by ABN.

22.3     DELETION OF RESTRICTIONS

         If any part of the Restraints are judged to go beyond what is reasonable in the circumstances and necessary to protect the business which is the subject of the relevant Restraint, but would be judged reasonable and necessary if any activity were deleted or a period or area reduced, then the relevant Restraint applies with that activity deleted or period or area reduced by the minimum amount necessary to make that Restraint reasonable in the circumstances.

22.4     SEVERANCE

         Each of the Restraints has effect as a separate and severable prohibition or restriction and is to be enforced accordingly.

22.5     SHARES IN A PUBLIC COMPANY

         Notwithstanding clause 22.1(a)(i) and 22.2(a)(i), ABN and the Company may each hold in aggregate up to 5% of the shares in any public company which are quoted on a recognized stock exchange, even though that company carries on any of the activities referred to in clause 22.1(a)(i) or 22.2(a)(i) (as applicable).

22.6     ACKNOWLEDGMENT

         ABN, David Head and the Company each acknowledge that the Restraints given by them under this clause 22 are necessary to protect the legitimate business interests of the beneficiaries of the relevant Restraint.

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23       ACKNOWLEDGEMENTS AND WARRANTIES

23.1     WARRANTY OF POWER AND AUTHORITY

         Each party warrants that:

         (a) it has full power and authority to enter into and perform its obligations under this agreement;

         (b) it has taken all necessary action to authorise the execution, delivery and the performance of this agreement; and

         (c) this agreement constitutes its legal, valid and binding obligations, enforceable in accordance with its terms.

23.2     DAVID HEAD OPTIONS

         David Head acknowledges and confirms to the other Shareholders, the Company and Limited that the issue to him of the David Head Subscription Shares on the terms of this agreement and the Constitution is accepted by him in full satisfaction and performance of any and all entitlements he had or has to receive Securities in the Company or in Limited, including entitlements arising under his Employment Agreement referred to in clause 11.4 (including the amendments made to those option entitlements on or around 19 June 2002 and 31 December 2003). David Head agrees to release and not to make any claim against the Company or Limited for such Securities other than pursuant to the terms of this agreement and the Constitution.

24       DISPUTE RESOLUTION

24.1     REASONABLE ENDEAVOURS TO SETTLE

         If a Dispute arises the SPV, Limited, ABN and David Head undertake in good faith to:

         (a)      notify the others of the Dispute in accordance with clause
                  24.3; and

         (b) use all reasonable endeavours to settle the Dispute expeditiously.

24.2     NO COURT PROCEEDINGS

         Unless a party has complied with this clause 24, that party may not commence court proceedings or arbitration relating to the Dispute except where that party seeks urgent interim or interlocutory relief. If a party fails to comply with this clause 24, the other parties need not comply with this clause before commencing court proceedings.

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24.3     DISPUTE NOTICE

         A Dispute Notice must:

         (a) identify the party's representative for negotiations relating to the Dispute, being a person with authority to settle the Dispute on behalf of that party; and

         (b) set out succinctly the issues the subject of the Dispute and, with all relevant particulars, a description of the circumstances giving rise to the Dispute and the relief sought including, to the extent possible, any amount claimed.

24.4     REPLY

         The recipients of the Dispute Notice must within 15 Business Days of receipt of the Dispute Notice reply in writing to the other parties. That reply must:

         (a) identify the recipient's representative for negotiations relating to the Dispute, being a person with authority to settle the Dispute on behalf of the recipient; and

         (b) set out succinctly the recipient's response to the matters set out in the Dispute Notice and any additional matters the recipient considers relevant.

24.5     NEGOTIATION

         The representatives designated under clauses 24.3 and 24.4 will make whatever investigations each considers appropriate and, within 10 Business Days of receipt of the reply under clause 24.4, use their reasonable endeavours to resolve the Dispute on a without prejudice basis and taking such steps as are considered appropriate.

24.6     MEDIATION

         Any Dispute that is not resolved in accordance with clauses 13.2 or
         24.5 is to be mediated. Mediation is to be administered by the Australian Commercial Disputes Centre Limited ("ACDC"), conducted in Melbourne, Victoria and held in accordance with the ACDC Guidelines for Commercial Mediation. The costs of the mediation are to be borne as determined by the mediator, and if no such determination is made are to be borne equally between SPV and ABN unless David Head is a party to the Dispute as a Shareholder in which event the costs of mediation are to be borne equally between the Shareholders.

24.7     APPOINTMENT OF MEDIATOR

         For the purpose of mediation of a Dispute under clauses 13.2 or 24.6, the representatives designated under clauses 24.3 and 24.4 must in good faith endeavour to agree on the appointment of a suitable mediator. If the parties do not agree on the mediator to be appointed, then the mediator is to be appointed by ACDC in accordance with the ACDC Guidelines for Commercial Mediation.

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24.8     EXCHANGE OF INFORMATION

         The parties acknowledge that the purpose of any exchange of information or documents or the making of any offer of settlement under clause 13 or this clause 24 is to attempt to settle the Dispute. No party may disclose any information or documents created for the dispute resolution process established by clause 13 or this clause 24 for any purpose other than in an attempt to settle the Dispute. The parties acknowledge that any exchange of information or documents or the making of any offer of settlement under clause 13 or this clause 24 is strictly on a without prejudice basis as regards any rights that a party may have.

24.9     FAILURE OF MEDIATION

         If mediation of the Dispute does not result in resolution of the dispute within 45 days of appointment of a mediator under clause 24.7, then the parties may take such court proceeding, arbitration or other action or steps as is available to them at law or in equity.

25       TERM

25.1     COMMENCEMENT

         This agreement is effective from the Completion Date and remains in effect until:

         (a)      it ceases to apply to a Shareholder under this clause 25;

         (b)      the parties agree to terminate this agreement; or

         (c)      the Ordinary Shares are listed on a recognised stock exchange.

25.2     TRANSFER OF SHARES

         Subject to clause 25.3, this agreement ceases to apply to a Shareholder that has transferred all of its Shares under this agreement.

25.3     CERTAIN PROVISIONS CONTINUE

         The termination of this agreement with respect to a party does not affect:

         (a) any obligation of that party which accrued prior to that termination and which remain unsatisfied; and

         (b) clause 21 (Confidential Information), clause 27.8 (Future dealing with Non-cash Proceeds), and any provision of this agreement which is expressed to come into effect on, or to continue in effect after, that termination.

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26       APPLICATION OF FREE CASH FLOW

26.1     USE OF FREE CASH FLOW

         Subject to law, the Company must until the Equity Vesting End Date use all Free Cash Flow from time to time as follows:

         (a) first, to pay the Capitalised Interest (if any) and all other interest under the Senior Debt Facility Agreement;

         (b) second, to repay the amounts owing under the Cash Advance Facility and the LC Facility; and

         (c) third, to return value to the holders of the Preference Shares as contemplated under clause 7.4(b).

26.2     FREE CASH FLOW

         Free Cash Flow means any cash of the Company and its Subsidiaries remaining after the Company has set aside all cash which the Board reasonably and properly determines is required to adequately provide for the continuing successful operation of the Business by the Company and its Subsidiaries, including in particular:

         (a) to pay existing, or provide against anticipated, debts or other liabilities, obligations and costs of the Company and Subsidiaries properly incurred for the continued operation and improvement of the Business;

         (b) to provide against, and in due course pay, new debts or other liabilities, obligations and costs properly incurred for the continued operation and improvement of the Business;

         (c) to provide and pay for other working capital requirements for continued operation and improvement of the Business in the ordinary course of Business;

         (d) to provide and pay for capital expenditure for continued operation of the Business in the ordinary course of Business; and

         (e) to provide and pay for any other expenditure required for the continued survival of the Company and its Subsidiaries.

27       APPLICATION OF PROCEEDS OF SALE

27.1     APPLICATION OF CLAUSE TO ALL SALES

         This clause 27 applies to any Early Exit Event, and to any Sale of Shares or Trade Sale after the Equity Vesting End Date, except that clause 27.2 only applies to an Early Exit Event.

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27.2     EARLY EXIT EVENT

         If there is an Early Exit Event, the Sale Proceeds must be applied as soon as practicable after receipt as follows:

         (a) first, to pay the fees and expenses of the Company in implementing the Early Exit Event, including any Taxes and stamp duties payable by it or its Related Bodies Corporate (including SPV to the extent required under clause 4.8 but not otherwise) in respect of the Early Exit Event, and including any costs of any valuer appointed under clause 27.4;

         (b) second, to pay the Lenders and each Shareholder an amount equivalent to the proportion to which they are entitled, calculated in accordance with the formula set out in this clause 27.2(b), of the aggregate of the then outstanding Senior Secured Debt and the full issue price of the Preference
                  Shares:

                   P(b) = RP + RD/TP + TD x 100

                  where:

                  P(b) means the percentage of the total amount payable under this clause 27.2(b) which is to be made to the relevant Shareholder or Lender under this clause 27. 2(b);

                  RD for a Shareholder is nil, and for a Lender is the total Senior Secured Debt as at the date of the Early Exit Event which is outstanding to that Lender;

                  RP for a Lender is nil, and for a Shareholder means the total issue price of the relevant Shareholder's Preference Shares;

                  TD means the total Senior Secured Debt as at the date of the Early Exit Event; and

                  TP means the total issue price of the Preference Shares remaining on issue;

         (c) then, the balance of any remaining Sale Proceeds pro rata between:

                  (i)      the holders of Ordinary Shares; and

                  (ii) the holders of Deferred Shares who are entitled to immediate conversion of their Deferred Shares into Ordinary Shares under the terms of the Constitution but who have not yet had such conversion registered by the Company in its register of members, in proportion to the number of Ordinary Shares and Qualifying Deferred Ordinary Shares held by each of them.

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         For the avoidance of doubt, paragraph 27.2(c)(ii) above includes any
         Deferred Shares which are converted into Ordinary Shares under the terms of the Constitution as a result of payments made under 27.2(b) above.

27.3     TERMS FOR NON-CASH PROCEEDS

         Subject to clause 27.6, if some or all of the Sale Proceeds comprise Non-cash Proceeds, the allocation of such Non-cash Proceeds must be on the basis that each person entitled to Sale Proceeds receives their Relevant Proportion (as applicable) of cash proceeds, of Non-cash Proceeds and of each category (if there is more than one) of Non-cash Proceeds respectively, in each case on the Same Terms and Conditions. For example:

         (a) if Non-cash Proceeds comprise more than one class of Securities, each person entitled to Sale Proceeds must receive or retain its Relevant Proportion of each class of Securities; and

         (b) if Non-cash Proceeds comprise any Senior Secured Debt which will remain outstanding, each person entitled to Sale Proceeds must receive or retain (and each such person agrees that it assumes or retains, as applicable) its Relevant Proportion of the Senior Secured Debt on the terms of the Senior Secured Debt Documents.

27.4     VALUATION OF NON-CASH PROCEEDS

         If all or part of the Sale Proceeds comprise Non-cash Proceeds and either:

         (a) it is necessary to attribute a value to the Non-cash Proceeds so as to determine the application of Sale Proceeds under this clause 27; or

         (b)      SPV elects to pay cash to Limited and David Head under clause
                  27.6,

         then unless all the Shareholders have agreed a valuation of the Non-cash Proceeds amongst themselves, the Company must within 10 Business Days of written request to the Company by any Shareholder (which must be copied to the other Shareholders) appoint an Independent Valuer in accordance with clause 27.5 to determine the value of the Non-cash Proceeds. The Independent Valuer is to be requested to determine the value within 10 Business Days of their appointment or as soon as practicable after that period, as at the date of completion of the Trade Sale.

27.5     INDEPENDENT VALUER

         The Independent Valuer must be:

         (a) a member of the Institute of Chartered Accountants in Australia of at least 5 years' standing as a valuer, agreed to by all the Shareholders; or

         (b) if the Shareholders cannot reach agreement on the appointment of the Independent Valuer within 10 Business Days of receipt of a Shareholder's request under clause 27.4, the Company or any Shareholder may request that the President of the Institute of

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                  Chartered Accountants of Australia appoint a valuer who shall be the Independent Valuer.

         The Independent Valuer so appointed must determine the Fair Market Value of the Non-cash Proceeds. The valuation conducted by the Independent Valuer is conclusive and binding on the Shareholders in the absence of manifest error. Any Independent Valuer appointed under this agreement must act as an expert and not an arbitrator. The Independent Valuer's procedures for determination of the Fair Market Value of the Non-cash Proceeds are to be decided by the Independent Valuer in their discretion.

         Each Shareholder must bear its own costs in respect of a valuation in accordance with this clause 27. The costs of any valuer appointed under clause 27.4 must be borne by the Company.

27.6     SPV ELECTION TO PAY CASH

         If a Trade Sale or Sale of Shares is proposed under which all or part of the Sale Proceeds would comprise Non-cash Proceeds, and the proposed purchaser does not wish David Head or Limited to receive Non-cash Proceeds pursuant to the Trade Sale or Sale of Shares, then:

         (a) if SPV wishes to proceed with such Trade Sale or Sale of Shares, SPV must use all reasonable efforts to persuade the purchaser to agree a structure under which Limited and David Head receive Non-cash Proceeds in accordance with their entitlements under clauses 27, 27A and 27B; and

         (b) if SPV has complied with (a) above and a structure as described in clause (a) above has not been agreed with the proposed purchaser within 20 Business Days of commencing negotiations regarding the terms of a proposed Sale of Shares or Trade Sale, then the parties agree that SPV may by notice in writing to David Head and Limited before the Sale Proceeds are received elect to pay or procure payment to David Head and Limited of an amount of cash equivalent to the value of the Non-cash Proceeds to which they are entitled. The value of the Non-cash Proceeds must be either:

                  (i)      agreed in writing by all of the Shareholders; or

                  (ii) determined by an Independent Valuer in accordance with clause 27.5.

         SPV must pay or procure payment of the cash equivalent of Limited's and David Head's respective entitlements to Non-cash Proceeds to Limited and David Head within 5 Business Days of agreement or determination of the value of the Non-cash Proceeds or payment of the Non-cash Proceeds (whichever is later).

27.7     FUTURE DEALING WITH NON-CASH PROCEEDS

         If on a Sale of Shares or on a Trade Sale some of all of the Sale Proceeds comprise Non-cash Proceeds, SPV agrees with Limited and David Head that on any subsequent sale by it of its Non-Cash Proceeds, it must:

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         (a)      notify David Head and Limited in writing that it intends to sell its Non-cash Proceeds and of the proposed terms of such sale, and request them to notify SPV if they wish to also sell their Non-cash Proceeds on the Same Terms and Conditions;

         (b)      at any time after 10 Business Days after giving notice under
                  (a) above, SPV may:

                  (i) to the extent that Limited and David Head have by that date declined to sell their Non-cash Proceeds on the terms notified under (a) above or have failed to respond to such notice, sell its Non-cash Proceeds on terms no more favourable to it than those notified under (a) above; and

                  (ii) to the extent that Limited or David Head have notified SPV by that date that they wish to sell their Non-cash Proceeds on the terms notified under
                           (a) above, sell its Non-cash Proceeds on terms no more favourable to it than those notified under (a) above, provided that it procures the sale of Limited's and/or David Head's (as applicable) Non-cash Proceeds at the same time and on the Same Terms and Conditions , except that neither David Head nor Limited will be required to give any warranties, other than a warranty that they will give the purchaser clear unencumbered title to their Non-cash Proceeds. If David Head or Limited fail to take any steps required, or to deliver or execute any documents required, so as to effect the sale of their Non-cash Proceeds, within 5 Business Days of being notified of the steps and documents required, then SPV may proceed to sell its Non-cash Proceeds without procuring the sale of Limited's and David Head's Non-cash Proceeds at the same time, notwithstanding the proviso in this clause 27.7(b)(ii).

         If SPV proposes to sell only some of its Non-cash Proceeds, then this clause 27.7 applies to the same proportion of each of Limited's and David Head's Non-cash Proceeds, as the part of the Non-cash Proceeds which SPV proposes to sell bears to the total Non-cash Proceeds then held by SPV.

27.8     TERMS OF RELEVANT SALE

         The parties agree as follows if a Relevant Sale is proposed:

         (a) the Relevant Sale must be on arm's length terms to a party other than SPV, a Related Body Corporate of SPV or any member of SPV;

         (b) SPV will, if requested, at the time of the Relevant Sale provide to each of Limited and David Head a statement of all consideration received by SPV, any Related Body Corporate of SPV or any member of SPV in relation to the Relevant Sale, and warrant to each of Limited and David Head that none of those entities are entitled to any other consideration in relation to the Relevant Sale;

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         (c)      if any proposed Relevant Sale is the result of a formal sale process conducted to solicit offers to purchase the Company or its Business, it is noted that the parties' intention in undertaking such a sale process is to pursue as a preferred outcome a sale for cash of all the Shares; and

         (d) a particular proposed Relevant Sale may only be entered into if at the time of entry into of such a transaction the Board is not aware of another offer (being one which the Board determines is a competitive offer reasonably capable of ready acceptance) which:

                  (i) is to acquire all the Shares for cash consideration which the Board determines is taken as a whole greater than the value of the proposed Sale Proceeds from the proposed Relevant Sale; or

                  (ii) is to acquire all the Shares for non-cash consideration which the Board determines is taken as a whole of materially greater value than the value of the proposed Sale Proceeds from the proposed Relevant Sale.

27A      TRADE SALE

27A.1    APPLICATION TO TRADE SALE

         This clause 27A applies to any Trade Sale.

27A.2    FURTHER STEPS

         In order to give effect to clause 27.2 or any other distributions following a Trade Sale after the Equity Vesting End Date, the Shareholders must take all steps necessary to assist the Company to implement the application of the Sale Proceeds of a Trade Sale, including, without limitation, passing a special resolution on short notice to wind up the Company and the Subsidiaries.

27B      SALE OF SHARES

27B.1    APPLICATION TO SALE OF SHARES

         This clause 27B applies to any Sale of Shares which is an Early Exit Event.

27B.2    STRUCTURE OF SALE OF SHARES

         If a Sale of Shares is proposed which is an Early Exit Event:

         (a) the parties must use their best endeavours to agree a structure with the proposed purchaser under the proposed Sale of Shares which will result in the purchaser paying direct to SPV, the Lenders, David Head and ABN (each a "RECIPIENT") such portion of the Sale Proceeds to which they are entitled under clause 27.2, in consideration for the transfer by them of their Shares (of whatever class) or Senior Secured Debt to the purchaser;

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         (b)      if SPV has complied with clause (a) above and a structure as described in clause (a) above has not been agreed with the proposed purchaser within 20 Business Days of commencing negotiations regarding the terms of a proposed Sale of Shares with the proposed purchaser, then the parties agree that the Sale of Shares may be implemented by SPV (and the Lenders) on such terms and pursuant to such structure as it deems appropriate subject to compliance with the terms of this agreement, provided that the Sale Proceeds must be dealt with as follows:

                  (i) each party agrees that SPV (and the Lenders) must deduct from the Sale Proceeds an amount equal to the Tax Cost (as defined below) of each Recipient (including itself) to reimburse them for their Tax Cost; and

                  (ii) after deducting any amounts which may be deducted under (i) above, the balance of the Sale Proceeds must otherwise be applied in accordance with clauses 27.2(a), (b) and (c);

         (c) to the extent that a Recipient receives Sale Proceeds under clause 27B.2(b) which exceed its entitlement under clause 27, it must apply that excess amount towards reimbursement of each other Recipient's Tax Cost under clause 27B.2(b)(i) and to comply with clause 27B.2(b) (ii), as directed by SPV to satisfy the requirements of this clause 27B.2; and

         (d) each Recipient must give SPV such information as SPV reasonably requests for the purposes of SPV (or its members and their Related Bodies Corporate, including the Lenders) implementing a Sale of Shares as contemplated in clause 27B.2(b) in accordance with this clause 27B.2.

         In this clause 27B.2, TAX COST for each Recipient means T x P,

         where:

         T        =        either:

                           (a) in the case where the Recipient is David Head or any other individual - the highest marginal rate of income tax which is imposed on the taxable income of an individual plus the applicable medicare levy; or

                           (b)      in the case of a Family Trust - the
                                    applicable rate of income tax generally
                                    imposed on receipts by the Family Trust; or

                           (c) in the case of any other Recipient - the generally applicable rate of income tax which is imposed on the taxable income of an Australian resident company.

         P        =        so much of the Sale Proceeds which that Recipient
                           receives or is entitled to receive under the terms of the Early Exit

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                           Event, but which that Recipient must pay (or direct
                           be paid) to another Recipient under clauses 27.2(a),
                           (b) and (c) (disregarding for this purpose any amounts to be deducted under clause 27B.2(b)(i)) ("PAYMENT AMOUNT"), as reduced by the following:

                           (a) so much of the Payment Amount (if any) as is not included in the assessable income of the Recipient for income tax purposes; and

                           (b) so much of the Payment Amount (if any) in respect of which the payer is entitled to an allowable deduction for income tax purposes.

27B.3    INSTRUCTIONS TO APPLY PROCEEDS

         In the case of a Sale of Shares which is an Early Exit Event, subject to clause 27B.2 the parties must instruct the third party purchaser to pay the Sale Proceeds as set out in clause 27.2.

         If the Sale Proceeds of a Sale of Shares which is an Early Exit Event are not paid as set out in clause 27.2 then (without prejudice to any other remedy available at law or in equity), subject to clause 27B.2 each party has a claim against each other party who has received any Sale Proceeds for its entitlement to part of the Sale Proceeds in accordance with clause 27.2.

28       NOTICES

28.1     FORM

         Unless expressly stated otherwise in this agreement, all communications in connection with this agreement must be in writing, signed by the sender (if an individual) or by an authorised representative on behalf of the sender and marked as set out or referred to in the Details or, if the recipient has notified otherwise, then marked for attention in the way last notified.

28.2     DELIVERY

         They must be:

         (a)      left at the address set out or referred to in the Details; or

         (b) sent by prepaid ordinary post (airmail if addressed to ABN) to the address set out or referred to in the Details; or

         (c) sent by fax to the fax number set out or referred to in the Details; or

         (d)      given in any other way permitted by law.

         However, if the intended recipient has notified a changed postal address or changed fax number, then the communication must be to that address or number.

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28.3     WHEN EFFECTIVE

         They take effect from the time they are received unless a later time is specified.

28.4     RECEIPT - POST

         If sent by post, they are taken to be received three days after posting (or seven days after posting if sent to or from a place outside Australia).

28.5     RECEIPT - FAX

         If sent by fax, they are taken to be received at the time shown in the transmission report as the time that the whole fax was sent.

29       GENERAL

29.1     DISCRETION IN EXERCISING RIGHTS

         A party may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this agreement expressly states otherwise.

29.2     PARTIAL EXERCISING OF RIGHTS

         If a party does not exercise a right or remedy fully or at a given time, the party may still exercise it later.

29.3     NO LIABILITY FOR LOSS

         A party is not liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising a right or remedy under this agreement.

29.4     APPROVALS AND CONSENTS

         By giving its approval or consent a party does not make or give any warranty or representation as to any circumstance relating to the subject matter of the consent or approval.

29.5     REMEDIES CUMULATIVE

         The rights and remedies provided in this agreement are in addition to other rights and remedies given by law independently of this agreement.

29.6     VARIATION AND WAIVER

         A provision of this agreement or a right created under it, may not be waived or varied except in writing, signed by the party or parties to be bound.

29.7     NO MERGER

         The warranties, undertakings and indemnities in this agreement do not merge on the Completion Date.

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29.8     INDEMNITIES

         The indemnities in this agreement are continuing obligations, independent from the other obligations of the parties under this agreement and continue after this agreement ends. It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity under this agreement.

29.9     FURTHER STEPS

         Each party agrees to do all things reasonably necessary (including casting their votes as Shareholders of the Company, negotiating in good faith, obtaining consents, signing and producing documents including share transfers, getting documents completed and signed, delivering up share certificates and passing resolutions) to give effect to the provisions of this agreement and the transactions contemplated by it, including to:

         (a) approve, implement and (as applicable) accept in full before 1 July 2007:

                  (i) a redemption by the Company of some or all of the Preferred Shares for their full issue price if such redemption is recommended by the Board;

                  (ii) any offer by the Company to buy back some or all of the Preference Shares in accordance with clause 7.7; and

                  (iii) a transfer of their Preference Shares in consideration of receipt of the full issue price of those Preference Shares;

         (b) approve and implement a Stage III Refinancing or a Stage II Refinancing which is recommended by the Directors in accordance with clause 17.3 and give effect to the conversion of the relevant number of Deferred Shares to Ordinary Shares in those circumstances; and

         (c) implement any Sale of Shares or Trade Sale in accordance with clause 20, clause 27, clause 27A and clause 27B.

29.10    TIME OF THE ESSENCE

         Time is of the essence in this agreement.

29.11    CONSTRUCTION

         No rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of, or seeks to rely on, this agreement or any part of it.

29.12    COSTS

         The Company shall pay the legal and other costs and expenses of the parties in connection with the preparation execution and completion of this agreement and other related documentation except for stamp duty.

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29.13    STAMP DUTY

         The Company agrees to:

         (a) pay all stamp duty (including fines and penalties) chargeable by legislation or by any revenue office on this agreement, on any instruments entered into under this agreement or in connection with the steps contemplated under clauses 1, 2, 3 or 3A, and in respect of a transaction evidenced by this agreement; and

         (b) indemnify on demand the Shareholders against any liability for that stamp duty (including fines and penalties).

29.14    SUPERVENING LEGISLATION

         Any present or future legislation which operates to vary the obligations of a party in connection with this agreement with the result that another party's rights, powers or remedies are adversely affected (including, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

29.15    ENTIRE AGREEMENT

         This agreement, the Constitution and the Diligence Enquiries constitute the entire agreement of the parties about the subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

29.16    COUNTERPARTS

         This agreement may consist of a number of copies, each signed by one or more parties to the agreement. If so, the signed copies are treated as making up the one document.

29.17    INCONSISTENCY

         If there is any inconsistency between this agreement and the Constitution this agreement prevails as between the parties to the extent of the inconsistency and the parties will examine their voting rights as Shareholders and take any steps which are necessary to ensure that the Constitution is consistent with this agreement.

29.18    NO PARTNERSHIP OR AGENCY

         Nothing in this agreement makes a Shareholder a partner, agent or legal representative of any other Shareholder, except as expressly stated in this agreement.

30       GOVERNING LAW

30.1     GOVERNING LAW

         This agreement is governed by the law in force in the place stated in the Details.

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30.2     JURISDICTION

         Each party submits to the non-exclusive jurisdiction of the courts of the place specified in the Details and courts of appeal from them. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

31       INTERPRETATION

31.1     DEFINITIONS

These meanings apply unless the contrary intention appears:

ABN REPRESENTATIVE means a Director appointed by ABN under clause 9.

ACCESSION AGREEMENT means an agreement in the form of schedule 4.

ACCOUNTS means profit and loss accounts, balance sheets and cash flow statements together with any statements, reports (including, without limitation, any directors' and auditors' reports) and notes attached to or intended to be read with any of them.

AGENT means J.P. Morgan Australia Limited.

ASSIGNMENT DEED means the document dated the date of this agreement, in the form annexed as Annexure G.

AUDITOR means Ernst & Young or such other auditor approved by the Board from time to time.

AUSTRALIAN COMPANIES means the Company, American Banknote Pacific Pty Ltd (ABN 19 072 977 265), Leigh Mardon and Leigh Mardon Payment Systems Pty Limited (ABN 32 006 412 657).

BOARD means all or some of the Directors acting as a board.

BUDGET means the budget adopted under clause 15 for the next financial year which will project the income, expenses and profits (both on revenue and capital account) and cash flow of the Company and the Subsidiaries based on their position at the commencement of the financial year and the projected operations under the Business Plan.

BUSINESS means the manufacture and supply of transaction and identification products, service and logistics carried on at the date of this agreement by the Group, as it may develop or be expanded from time to time. It includes, without limitation:

(a) the manufacture and supply of personalised cheques and cheque books, deposit books, bank cheques, medical and other forms, postal money orders, gift or title certificates, promissory notes, drafts, bearer securities and warrants;

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(b)      the provision of electronic printing services and distribution of bills, statements, dividend and disbursement cheques, local government rate notices, statements for insurances purposes and vehicle registration labels;

(c) the managing of business process outsourcing of customers' operational and marketing print requirements;

(d) the management of content data, and interpretation of data from customers core systems into multiple forms of output;

(e) provision of postage management services including the sorting, appending and aggregating of mail, and return mail processing;

(f) the manufacture and distribution of a wide range of cards, including financial cards, telecommunication cards and commercial cards;

(g) the provision of bureau personalisation services for financial and non-financial cards;

(h) the provision of licence issuance software solutions including the manufacture and distribution of photographic identification cards;

(i) the manufacture and distribution of photographic and high resolution bar code labels;

(j) through LM Gemplus, the manufacture and distribution of smart cards, including financial and telecommunication cards and the sale of hardware and software that enables the use of smart cards;

(k)      anything developed from or substantially similar to the above.

BUSINESS DAY means a day other than a Saturday, Sunday or a public holiday in New South Wales or Victoria.

BUSINESS PLAN means the business plan for the Company and the Business adopted under clause 15 from time to time.

CAPITALISED INTEREST means all interest that has accrued from 15 September 2003 to the Completion Date under the Previous Senior Debt Facility Agreement, and which remains unpaid.

CASH ADVANCE COMMITMENT means, in relation to each Lender, the amount opposite that Lender's name in Column 2 of Part A of Schedule 2 of the Senior Debt Facility Agreement, as reduced or cancelled under that agreement.

CASH ADVANCE FACILITY means the facility provided under clause 9 of the Senior Debt Facility Agreement.

CASH FLOW PROJECTION means the cash flow projections provided to the Agent under clause 2.3 of the Deed of Assignment, Amendment and Novation.

CHAIRMAN means the person appointed as Chairman under clause 9 of this agreement.

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CHARGE has the meaning set out in the Senior Debt Facility Agreement.

CLAIM means any allegation, debt, cause of action, liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent whether at law, in equity, under statute or otherwise.

CLASS A PREFERENCE Share means a redeemable preference share issued by the Company to the SPV on or around the date of this agreement and having the rights for redeemable preference shares set out in schedule 1 of the Constitution.

CLASS B PREFERENCE Share means a redeemable preference share issued by the Company to Limited or David Head on or around the date of this agreement and having the rights for redeemable preference shares set out in schedule 1 of the Constitution.

COLLATERAL SECURITY has the meaning set out in the Senior Debt Facility
Agreement.

COMPLETION means Part 1 Completion, Part 2 Completion, Part 3 Completion and
Part 4 Completion and Complete has a corresponding meaning.

COMPLETION DATE means 5 April 2004 or any other day agreed by the Company and SPV.

CONFIDENTIAL INFORMATION means all confidential, non-public or proprietary information regardless of how the information is stored or delivered, exchanged between the parties before, on or after the date of this agreement relating to the business, technology or other affairs of the Company or the Subsidiaries, including all trade secrets, financial, marketing, systems, technology, ideas, concepts, know how, techniques, designs, specifications, blueprints, tracings, diagrams, models, functions, capabilities and designs (including without limitation, computer software, manufacturing processes or other information embodied in drawings or specifications), intellectual property or any other information which is indicated to be subject to an obligation of confidence, owned or used by or licensed to the Company or the Subsidiaries, and including information obtained by a party under the Previous Relationship Documents.

CONSTITUTION means the constitution of the Company in the form attached at schedule 5, as otherwise amended or adopted from time to time after the Completion Date in accordance with the Corporations Act.

CORPORATIONS ACT means the Corporations Act 2001 (Cwlth).

DAVID HEAD SHARE OPTIONS means the options over shares in the capital of the Company held by David Head entitling him to the David Head Subscription Shares.

DAVID HEAD SIDE LETTER means the letter to be provided by the Company to David Head in the form attached to this agreement as annexure G.

DAVID HEAD SUBSCRIPTION SHARES means:

(a)      174 Deferred Shares; and

(b)      500,000 Class B Preference Shares.

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DEADLOCK has the meaning given in clause 12.1, 12.6 or 12.7.

DEBENTURE TRUST DEED means the debenture trust deed dated 3 June 1996 between Limited, BT Securities Limited and others as amended in the agreed form.

DEED OF ASSIGNMENT, AMENDMENT AND NOVATION means the deed entitled "Deed of Assignment, Amendment and Novation" dated on or about the Completion Date between the Company, Limited, the Lenders, J.P. Morgan Australia Limited as agent and security trustee, the Guarantors and American Banknote Pacific Pty Ltd, in the form agreed by or on behalf of the parties immediately prior to signing this agreement, together with its schedules and annexures

DEFERRED SHARE means a fully paid up deferred share in the capital of the Company having the rights for deferred shares set out in schedule 1 of the Constitution.

DETAILS means the section of this agreement headed "Details".

DERIVATIVE CONTRACT has the meaning set out in the Senior Debt Facility
Agreement.

DILIGENCE ENQUIRIES means:

(a) the Due Diligence Request addressed to ABN Australasia Holdings Pty Limited dated 18 December 2003;

(b)      the Leigh Mardon Response to Due Diligence Request dated 12 March 2004;

(c) the request for further information contained in email from Rosalind Anderson to Doug Smith dated 18 March 2004; and

(d)      the response to the request for further information dated 31 March
         2004.

DIRECTORS means directors of the Company from time to time.

DISPUTE means any dispute, controversy, difference or Claim between any of the parties as to:

(a)      the construction of this agreement; or

(b)      the rights or obligations of a party under this agreement; or

(c) any other matter arising out of or relating to this agreement including any question regarding the existence, validity or termination of this agreement,

other than one entitling a party to claim for urgent or interlocutory relief.

DISPUTE NOTICE means a notice under clause 24.1 (a).

DRAWDOWN NOTICE has the meaning set out in the Senior Debt Facility Agreement.

EARLY EXIT EVENT means completion before 1 July 2007 of:

(a)      a Sale of Shares; or

(b)      a Trade Sale.

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EMPLOYEE INCENTIVE PLAN means an employee share, phantom share or option share plan in respect of shares in the Company other than Ordinary Shares or other Shares carrying rights to vote, under which up to a maximum of 5% of the total fully diluted issued share capital of the Company may be allocated to employees of the Company and the Subsidiaries.

ENCUMBRANCE means any mortgage, lien, charge, pledge, assignment by way of security, security interest, title retention, preferential right or trust arrangement, Claim, covenant, profit a prendre, easement or any other security arrangement or any other arrangement having the same effect, and ENCUMBER has a corresponding meaning.

EQUITY VESTING END DATE means the date of commencement of Stage III, or 30 June 2007, whichever is the earlier.

EXCLUDED INFORMATION means Confidential Information which:

(a) is in, or becomes part of, the public domain other than through breach of this agreement or an obligation of confidence owed to the Company; or

(b) a party can prove by contemporaneous written documentation was already known to it at the time of disclosure by the Company or a Shareholder (unless such knowledge arose from disclosure of information in breach of an obligation of confidentiality); or

(c) a party acquires from a source other than the Company or a Shareholder where the source is entitled to disclose it.

FAIR MARKET VALUE means the fair market value of the Non-cash Proceeds which are the subject of the valuation, determined based on the following principles:

(a) if the Non-cash Proceeds include Securities, the valuation of the Securities is on the basis of the company which issues the Securities continuing to carry on business as a going concern;

(b) the value is that which would be paid on a sale is by a knowledgeable willing but not anxious seller to a knowledgeable willing but not anxious buyer;

(c) it is to be assumed that there would be a reasonable time available in which to obtain a sale of the Non-cash Proceeds in the open market (and for that purpose 60 Business Days will be deemed to be a reasonable time);

(d) if the Non-cash Proceeds include Securities, the value for the Securities the subject of the valuation bears the same proportion to the total valuation for the company which issues the Securities as the number of those Securities being valued bears to the total number of Securities on issue; and

(e) subject to (a) to (d) above, such other normal share valuation factors as are considered relevant by the person conducting the valuation.

FAMILY TRUST means, in relation to David Head, a trust:

(a) which does not permit any of the settled property or the income from the trust to be applied otherwise than for the benefit of David Head, a Qualifying

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         Relation of David Head, or any charity or charities as default beneficiaries (meaning that such charity or charities have no immediate beneficial interest in any of the settled property or the income from the trust when the trust is created but may become so interested if there are no other beneficiaries from time to time except another such charity or charities); and

(b) under which no power of control over the voting powers conferred by any Shares the subject of the trust is capable of being exercised by or subject to the consent of any person other than the trustee, David Head or his Qualifying Relations.

FREE CASH FLOW has the meaning given in clause 26.2.

GOVERNMENT AGENCY means any governmental, semi-governmental, administrative, fiscal, judicial or quasi-judicial body, department, commission, authority, tribunal, agency or entity.

GROUP means the Company and its Subsidiaries.

GUARANTOR means each person described in Schedule 1 of the Senior Debt Facility Agreement, and any new guarantor appointed under the Senior Debt Facility Agreement, and if there is more than one, means each of them individual and every two or more of them jointly.

INDEPENDENT VALUER means the person agreed or appointed under clause 27.4.

INVOLVED includes direct or indirect involvement as a principal, agent, partner, employee, shareholder, unitholder, director, trustee, beneficiary, manager, consultant, adviser or financier.

LC COMMITMENT means, in relation to each Lender, the amount opposite that Lender's name in Column 2 of Part B of Schedule 2 of the Senior Debt Facility Agreement, as reduced or cancelled under that agreement.

LC FACILITY means the facility provided under clause 10 of the Senior Debt Facility Agreement.

LEIGH MARDON means American Banknote Australasia Pty Limited (ACN 072 977 292), trading as Leigh Mardon.

LENDERS means the Participants as defined in the Senior Debt Facility Agreement.

LIMITED CONVERSION SHARES means 696 Deferred Shares in the Company.

LM GEMPLUS means LM Gemplus Pty Ltd (ACN 088 231 672).

LM GROUP means Leigh Mardon and LM Taiwan.

LM TAIWAN means Leigh-Mardon (Taiwan) Ltd.

MAJORITY RESOLUTION means a resolution of the Shareholders of the relevant class of Shares present and voting (who are entitled to vote and are not disqualified from voting on that resolution) who between them hold more than one half of the total number of Shares held by all of the Shareholders of the relevant class of Shares who

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are entitled to vote and are not disqualified from voting on that resolution and who are present and voting that resolution. For the avoidance of doubt, a sole Shareholder may be entitled to pass a Shareholders resolution pursuant to clause 12.1.

MANAGING DIRECTOR means the managing director from time to time of the Company being David Head as at the date of this agreement.

MATERIAL ADVERSE PERFORMANCE means:

(a) the occurrence or existence of an event, condition or change which materially and adversely affects, or could reasonably be expected to materially and adversely affect, in the reasonable opinion of the
         Board:

                   (i) the Company's or its Subsidiaries' ability to comply with its obligations under this agreement or any Senior Secured Debt Document; or

                   (ii) the value of the Company, its Subsidiaries or their material assets and liabilities; or

                   (iii) the rights of a Shareholder under this agreement or of the Lenders under any Senior Secured Debt Document; or

                   (iv) the financial condition and performance of the Company, its Subsidiaries or their prospects or business; or

(b) a negative variance of the performance of the Company and its Subsidiaries against the EBITDA projection contained in annexure C, which is a variance of 20% or more over the period commencing on 1 January 2004 and ending on the date on which the Material Adverse Performance is being measured, excluding the costs of negotiating and implementing this agreement and the transactions contemplated by it.

NEW LIMITED CONSTITUTION means the constitution of Limited in the form attached in Schedule 7.

NEW SECURITIES means Securities proposed to be issued by the Company.

NON-CASH PROCEEDS means such part (or all) of the Sale Proceeds as comprises non-cash consideration.

NZ LETTER means the letter to be signed by the Agent and David Head in the form attached to this agreement as annexure H.

ORDINARY SHARE means a fully paid up ordinary share in the capital of the Company having the rights for ordinary shares set out in schedule 1 of the Constitution, and for the avoidance of doubt does not include any Deferred Share.

PARENT OPTION AND SUPPORT TERMINATION AGREEMENT means [the agreement of that title to be entered into by David Head, Leigh Mardon, Limited and ABN] on Completion in the form attached to this agreement as annexure B1.

PART 1 COMPLETION means the completion of the matters set out in clause 1.

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PART 2 COMPLETION means the completion of the matters set out in clause 2.

PART 3 COMPLETION means the completion of the matters set out in clause 3.

PART 4 COMPLETION means the completion of the matters set out in clause 3A.

PREFERENCE SHARE means a Class A Preference Share or a Class B Preference Share.

PREVIOUS CASH ADVANCE FACILITY means the facility provided under clause 9 of the agreement entitled "Senior Debt Facility Agreement" dated 3 June 1996 between, amongst others, Limited as borrower, the Lenders and J.P. Morgan Australia Limited as security trustee (as amended).

PREVIOUS RELATIONSHIP DOCUMENTS means:

(a)      the Previous Senior Debt Facility Agreement; and

(b) the Shareholders Agreement between American Banknote Australasia Holdings Inc, the Agent and Limited dated 26 June 2001.

PREVIOUS SENIOR DEBT FACILITY AGREEMENT means the agreement entitled "Senior Debt Facility Agreement" dated 3 June 1996 between Limited, the Guarantors, American Banknote Pacific Pty Ltd, the Lenders and the Agent (as security trustee and agent) (as amended).

PROFIT IMPROVEMENT PROGRAM means the plan presented to the Board as set out in the Budget.

PROMISSORY NOTE means the promissory note issued by Limited on 31 December 2003 in favour of the Company which was endorsed on that date by the Company to Leigh Mardon and by that company to American Banknote Pacific Pty Limited.

QUALIFYING DEFERRED ORDINARY SHARES means Deferred Shares which the holder is entitled to convert into Ordinary Shares on the terms of the Constitution as at the date of application of clause 27.1(c)(ii), including after taking into account the effect of payments made under clause 27.1(b).

QUALIFYING RELATION means, in relation to David Head, his parents, his brothers and sisters, his spouse (or widow) and his lineal descendants.

RECORDS means:

(a) originals and copies, in machine readable or printed form, of all books, files, reports, records, correspondence, documents and other material of or relating to or used in connection with the Company and the Subsidiaries including minute books, statutory books and registers, books of account and copies of taxation returns;

(b) sales literature, market research reports, brochures and other promotional material;

                  (v)      all sales and purchasing records;

                  (vi)     all trading and financial records; and

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                  (vii)    lists of all regular suppliers and customers.

RELATED BODY Corporate has the meaning given in the Corporations Act.

RELEVANT PROPORTION means, for a person who is entitled to Sale Proceeds, the proportion which the amount of that person's entitlement to Sale Proceeds bears to the total amount of the Sale Proceeds.

RELEASE means the deed entitled "Deed of Release (Partial)" dated on or about the Completion Date between Limited, the Lenders, J.P. Morgan Australia Limited as security trustee and the Guarantors.

RELEVANT SALE means a Trade Sale or Sale of Shares to a person who is not, before such transaction, carrying on or controlling a business similar to the Business and where some (being not merely a nominal portion) or all of the Sale Proceeds is something other than cash. For this purpose control has the meaning given in section 50AA of the Corporations Act.

REPRESENTATIVE means an employee, consultant, officer, director or adviser.

REPUTABLE FINANCIAL INSTITUTION means a bank or financial institution with a credit rating equal to or greater than BBB+ by Standard & Poor's rating agency (or its equivalent by a different internationally recognised rating agency).

RESTRAINT means the prohibitions and restraints contained in clauses 22.1 and 22.2.

SALE NOTICE has the meaning in clause 20.

SALE PROCEEDS means:

(a) in the case of a Trade Sale the aggregate value attributed to the cash and non-cash consideration (including any Securities, which without limitation may include ordinary shares or preference shares in the purchaser, its Related Bodies Corporate, the Company or its Subsidiaries, or in any other entity), for the whole or that part of the Business being sold or all or that part of the assets of the Company and its Subsidiaries being sold; and

(b) in the case of a Sale of Shares the aggregate value attributed to each of the following in the context of the Sale of Shares:

         (i)      all cash and non-cash consideration for the Ordinary Shares;

         (ii) any issue price of Preference Shares which a Shareholder will continue to hold in the Company after the Sale of Shares; and

         (iii) any face value of Senior Secured Debt which will remain outstanding after the Sale of Shares; and

         (iv) any cash and non-cash consideration received for transfer of any other Shares or for transfer, assignment or novation of any Senior Secured Debt, as part of the terms of the Sale of Shares, and for the avoidance of doubt such non-cash consideration may include any Securities, which without limitation may include ordinary shares or

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         preference shares in the purchaser, its Related Bodies Corporate, the
         Company or its Subsidiaries, or in any other entity.

SALE OF SHARES means a sale of all of the issued Ordinary Shares in the Company.

SAME TERMS AND CONDITIONS means having the benefit of the same terms and conditions as each other recipient of Non- cash Proceeds, but for the avoidance of doubt on the basis that where any minority protection rights (other than rights conferred by law or generally applying across all instruments in the same class of Non- cash Proceeds), special consent or voting rights or veto or blocking rights apply in relation to any Securities or debt included in the Non-cash Proceeds held by SPV, Limited or Head they may be exercised as determined by a simple majority of the votes of the persons entitled to exercise those rights.

SECURITIES means shares, any securities or instruments convertible into shares, and any options to subscribe for any such shares or convertible securities.

SECURITY INTEREST has the meaning set out in the Senior Secured Debt Facility Agreement.

SENIOR SECURED DEBT means the amount outstanding under the Cash Advance Facility and LC Facility and includes Capitalised Interest.

SENIOR DEBT FACILITY AGREEMENT means the agreement entitled "Senior Debt Facility Agreement" dated 3 June 1996 between Limited, the Guarantors and the Lenders as amended on 31 August 1998, 31 March 2000, 26 June 2001, and as novated and amended as set out in the annexure to the Deed of Assignment, Amendment and Novation.

SENIOR SECURED DEBT DOCUMENTS means:

(a)      the Deed of Assignment, Amendment and Novation;

(b)      Senior Debt Facility Agreement;

(c)      Debenture Trust Deed;

(d)      each Charge;

(e)      any Collateral Security;

(f) any Drawdown Notice or any debenture or other certificate or Security Interest issued under a Charge;

(g)      any Derivative Contract relating to the Senior Debt Facility Agreement.

SERVICE AGREEMENT means the service agreement to be entered into by David Head and Leigh Mardon on Completion in the form attached to this agreement as annexure B.

SHARE means an Ordinary Share, a Deferred Share or a Preference Share.

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SHAREHOLDERS means holders of Shares from time to time, other than a shareholder who holds Shares pursuant to an excluded issue under clause 18.1(b).

SHAREHOLDING means the Shares held by a Shareholder,

SHARE OPTIONS means all of the options to acquire Preference Shares and Deferred Shares held by David Head pursuant to the letter to David Head from Limited and the Company dated 24 December 2003.

SPV REPRESENTATIVE means a Director appointed by the SPV under clause 9.

SPV SUBSCRIPTION SHARES means 22,000,000 Class A Redeemable Preference Shares and 870 Ordinary Shares;

STAGE means Stage I, Stage II or Stage III (as applicable).

Stage I means the period during which clause 7.2 applies.

STAGE II means the period during which clause 7.3 applies.

STAGE II REFINANCING means a refinancing of the Senior Secured Debt which results in the events in clause 7.3 occurring before 1 July 2007.

STAGE III means the period during which clause 7.4 applies.

STAGE III REFINANCING means a refinancing of the Senior Secured Debt and Preference Shares which results in the events in clause 7.4 occurring before 1 July 2007.

SUBSIDIARIES means Leigh Mardon, Leigh Mardon Payment Systems Pty Limited, American Banknote New Zealand Limited, Leigh - Mardon (Taiwan) Limited, LM Embossing (Singapore) Pte Limited and Leigh Mardon (Hong Kong) Limited.

SUPPLEMENTAL AGREEMENT means the agreement dated on or around the same date as this agreement between the shareholders of SPV and the parties to this agreement, in the form attached as Annexure F.

TAXES means taxes, levies, imposts, deductions, charges, withholdings and duties (excluding stamp duties), together with any related interest, penalties, fines and other statutory charges.

TRADE SALE means the sale of the whole or substantially all of the Business or the sale of all or substantially all of the assets of the Company and its Subsidiaries including by way of a sale of shares of some or all of the Subsidiaries.

TRANSFER means sell, transfer or otherwise dispose of or deal with any legal or equitable interest in a Share.

US BUSINESS means the manufacture and supply of transactions and identification products, services and logistics carried on at the date of this agreement by American Banknote Corporation and its subsidiaries , as it may develop or be expanded from time to time. It includes, without limitation:

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(a)      the manufacture and supply of personalised cheques and cheque books,
         (and related systems in connection with counterfeit protection), deposit books, bank cheques, medical and other forms, postal money orders, gift, stock, bond or title certificates, birth certificates and other vital records, promissory notes, drafts, bearer securities and warrants;

(b) the provision of electronic printing services and distribution of bills, statements, dividend and disbursement cheques, local government rate notices, statements for insurances purposes and vehicle registration labels and/or manufacturer certificates of origin;

(c) the managing of business process outsourcing of customers' operational and marketing print requirements;

(d) the management of content data, and interpretation of data from customers core systems into multiple forms of output;

(e) provision of postage management services including the sorting, appending and aggregating of mail, and return mail processing;

(f) the manufacture and distribution of a wide range of cards, including financial cards, telecommunication cards and commercial cards;

(g) the provision of bureau personalisation services for financial and non-financial cards;

(h) the provision of licence and/or identification issuance software solutions including the manufacture and distribution of photographic identification cards;

(i) the manufacture and distribution of photographic and high resolution bar code labels;

(j) the manufacture and distribution of smart cards, including financial and telecommunication cards and the sale of hardware and software that enables the use of smart cards;

(k) the manufacture and supply of passport books as well as passport - related systems;

(l)      the provision of stored value or loyalty card processing services;

(m) the provision of secure distribution, fulfilment or reconciliation services; and

(n)      anything developed from or substantially similar to the above.

31.2     GENERAL INTERPRETATION

         Unless the contrary intention appears a reference in this agreement to:

(a) (CLAUSES, ANNEXURES AND SCHEDULES) a clause, annexure or schedule is a reference to a clause in or annexure or schedule to this agreement;

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(b)      (VARIATIONS OR REPLACEMENT) a document (including this agreement)
         includes any variation or replacement of it;

(c) (LAW) means common law, principles of equity, and laws made by parliament (and laws made by parliament including State, Territory and Commonwealth laws and regulations and other instruments under them, and considerations of any of them);

(d) (SINGULAR INCLUDES PLURAL) the singular includes the plural and vice versa;

(e) (PERSON) the word "person" includes an individual, a firm, a body corporate, a partnership, joint venture, an unincorporated body or association or any Government Agency;

(f) (EXECUTORS, ADMINISTRATORS, SUCCESSORS) a particular person includes a reference to the person's executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(g) (TWO OR MORE PERSONS) an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(h) (SEVERAL WARRANTIES) an agreement, representation or warranty by two or more persons is given severally and binds each of them individually on their own behalf;

(i) (CALCULATION OF TIME) if a period of time dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(j) (REFERENCE TO A DAY) a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(k) (FROM TIME TO TIME) a power, an authority, or a discretion given to the Board, the Directors, the Shareholders or any other person may be exercised at any time and from time to time;

(l) (MEANING NOT LIMITED) the words "include", "including", "for example" or "such as" are not used as, nor is it to be interpreted as, a word of limitation and when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind.

(m) (NEXT BUSINESS DAY) if an event must occur on a stipulated day which is not a Business Day then the stipulated day will be taken to be the next Business Day;

(n)      (TIME OF DAY) to time is a reference to Sydney time;

(o) (DOLLARS) Australian dollars, dollars, $, A$ or AUD is a reference to the lawful currency of Australia.

31.3     HEADINGS

         Headings are inserted for convenience and do not affect the interpretation of this agreement.

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EXECUTED as a deed

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